Exhibit 10.14

INDENTURE OF LEASE

by and between

RIVERTECH ASSOCIATES II, LLC

(“LESSOR”)

and

CERULEAN PHARMA INC.

(“LESSEE”)

RIVERSIDE TECHNOLOGY CENTER

840 Memorial Drive

Cambridge, Massachusetts

RIVERSIDE TECHNOLOGY CENTER

COMMERCIAL LEASE

BETWEEN

RIVERTECH ASSOCIATES II, LLC

AND

CERULEAN PHARMA INC.

Agreement entered into this 8th day of September 2009 in consideration of the covenants and other benefits herein contained, the receipt and sufficiency of said consideration being hereby acknowledged.

Rivertech Associates II, LLC, a Massachusetts limited liability corporation, c/o The Abbey Group, 575 Boylston Street, Boston, MA 02116 (herein “LESSOR”), does hereby lease to and Cerulean Pharma Inc. a Delaware corporation duly qualified to conduct business in Massachusetts, having its principal place of business at 161 First Street, Suite 2A, Cambridge, MA 02142 (herein “LESSEE”), does hereby lease from said LESSOR, certain space located at 840 Memorial Drive, Cambridge, Massachusetts (herein “Building”) being that portion of the fifth (5th) floor of the Building consisting of approximately 14,168 rentable square feet of space, and that portion of the fourth (4lh) floor of the Building consisting of approximately 66 rentable square feet of space, for a combination of approximately 14,234 rentable square feet of space, all as shown on Exhibit A attached hereto (herein, “Lease Plan”) and all comprising the “Leased Premises” or “Premises” hereunder; with the right in common with others in the Building to use such common areas of the Building and the property on which the Building is located as are designated by the LESSOR, from time to time including but not limited to the5th and 4th floor common lavatories; shared loading dock; shared passenger and freight elevators; and common stairways, corridors, walkways, driveways and lobbies.

1. Lease Term. LESSOR shall deliver the Leased Premises to the LESSEE vacant but with LESSOR’S Build-Out (as defined in Section 32) substantially completed as set forth in Section 32 hereof, the date of delivery being referred to herein as the “Delivery Date”.

LESSEE leases the Leased Premises for an original Term consisting of an “Interim Period (as defined below) and thereafter running forty (40) consecutive months (herein, “Lease Term”). The Term of the Lease shall begin on the earlier to occur of: (i) Tenant’s occupancy for the purpose of the conduct of its business or (ii) the Delivery Date. LESSEE shall have the right of early access to perform LESSEE’s work as set forth in

Section 32. The portion of the calendar month between the beginning of the Term and the first day of the next calendar month (if the beginning of the Term occurs other than on the 1st of a month) is referred to herein as the “Interim Period”, with the first day of said next calendar month being the “Commencement Date”. Therefore, with Interim Period, the Term shall end on the last day of the calendar month which is forty (40) full months from the Commencement Date, referred to herein as the “Termination Date”. The first Lease Year shall begin on the Commencement Date, and each successive Lease Year shall be the next twelve full month period after the end of the First Lease Year. By way of illustration, if the Interim Period starts November 15, 2009 then: (i) the Commencement Date shall be December 1, 2009; (iii) the First Lease Year shall begin on December 1, 2009 and shall conclude on November 30, 2010; the Second Lease Year shall begin on December 1, 2010 and conclude on November 30, 2011; the Third Lease Year shall begin on December 1, 2011 and conclude on November 30, 2012; and the Fourth Lease Year shall begin on December 1, 2012 and the Termination Date would be March 30, 2013.

LESSOR agrees to use commercially reasonable efforts to substantially complete LESSOR’s Build-Out on or before November 1, 2009, but LESSOR shall incur no liability, nor shall there be any abatement of Annual Base Rent or other payments due hereunder, if the Delivery Date occurs subsequent to said target date; provided, however, that in the event that the Delivery Date (as defined in Section 32) has not occurred on or before December 1, 2009 for whatever reason (the “Outside Termination Date”), then LESSEE shall have the right to terminate this Lease by written notice to LESSOR delivered within 15 business days after the Outside Termination Date, and in such event the Lease shall be deemed to be terminated if the Delivery Date has not occurred by December 31, 2009 (absent separate written agreement of the parties).

The Term may be extended as contemplated by Section 33 hereof.

2. Annual Base Rent and Additional Rent. Subject to the provisions hereof, commencing on the Commencement Date, LESSEE shall pay to LESSOR an Annual Base Rent pursuant to the schedule below during each Lease Year (or portion thereof as the case may be) of the Term hereof, (herein, “Annual Base Rent”). Annual Base Rent shall be payable in advance, in equal monthly installments, due on the first day of each calendar month, pursuant to the schedule below.

LESSEE’s first payment of Annual Base Rent for the first month of the First Lease Year and LESSEE’s payment of Annual Base Rent for the Interim Period (if any), which shall be calculated by multiplying the number of days in the Interim Period (i.e. starting with the beginning of the Term through the last day of the month prior to the Commencement Date by an applicable per diem rate (reflecting Annual Base Rent for the First Lease Year on an annualized basis) shall both be due on the Delivery Date.

All payments of Annual Base Rent (and any Additional Rent or other sums due LESSOR) shall be made to LESSOR at 575 Boylston Street, Boston, Massachusetts

02116 or to such other agent or at such other place as LESSOR may designate in writing. The covenants to pay all Annual Base Rent and all Additional Rent hereunder (collectively, “Rent”) shall be independent from any and all other covenants of LESSOR to LESSEE hereunder; and all Rent shall be promptly paid when due stated hereunder.

LESSEE shall pay interest from the date due, at annual rate of eighteen (18) percent of any installments of Annual Base Rent, or Additional Rent or other payments which are not received by LESSOR within ten days after written notice from LESSOR that any such Rent was not received.

SCHEDULE OF ANNUAL BASE RENT

Lease Year	Annual Base Rent	Monthly Installment
First Lease Year	$378,624.40	$31,552.03
Second Lease Year	$562,243.00	$46,853.58
Third Lease Year	$583,594.00	$48,632.83
Fourth Lease Year*	$199,276.00	$49,819.00

(*reflecting four months only)

This Lease is intended to be a triple net lease, and as such LESSEE shall also be responsible for payment of its pro rata share of Operating Expenses (see Section 3 herein), real estate taxes (see Section 4 herein) and utilities (see Section 7 herein), all in accordance with the terms and conditions herein. All payments due to LESSOR hereunder in addition to those under Section 2 shall be deemed to be “Additional Rent”.

LESSEE’s allocable pro rata share is 11.04% (the LESSEE’s “Allocable Percentage”) as that concept is applicable and used herein, which Allocable Percentage is determined by dividing Building square footage of 128,920 square feet by the Leased Premises square footage of 14,234 square feet. Notwithstanding the foregoing for the Interim Period and the First Lease Year (only) the Allocable Percentage shall be deemed to be 9.39%, which Allocable Percentage is determined by dividing Building square footage of 128,920 square feet by 12,100 square feet.

3. Additional Rent (Operating Expenses). LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof shall pay to LESSOR for each year (or portion thereof, as applicable) of the Lease Term, as Additional Rent, LESSEE’S Allocable Percentage of any and all Operating Expenses attributable to the Building for said year of the Lease Term (herein, “Additional Operating Expense Rent”). Operating Expenses as set forth in Exhibit B hereto are the unaudited actuals for calendar year 2008 (and will be subject to change based on actual costs and expenses incurred for each of the categorized Exhibit B costs and expenses in the remainder of 2009 and for each subsequent calendar year during the Extended Term).

Notwithstanding the foregoing, LESSEE shall be responsible for payment of Additional Operating Expense Rent for the Interim Period and First Lease Year (only) based on 12,100 rentable square feet (vis a vis 14, 234 rentable square feet for the remainder of the Term).

“Operating Expenses” means the costs incurred by the LESSOR in connection with the operation, management and maintenance of the Building.” Operating Expenses” shall not include the following: the costs of LESSEE’S or any other tenant’s improvements and services for which LESSEE or any tenant directly reimburses LESSOR, or pays third persons at LESSOR’S directions; income or franchise taxes of the LESSOR; the costs incurred in any rehabilitation, reconstruction or other work occasioned fay any insured casualty (i.e. as to which LESSOR is required to carry insurance hereunder), or by the exercise of the right of eminent domain (except to the extent of any so-called “deductible” amount under policies of insurance or any costs actually incurred for which any insurance company does not reimburse or compensate LESSOR or Owner); depreciation or interest payments on the Building; general corporate overhead of the LESSOR entity; expenses incurred in any direct dispute with any particular tenant (other than those incurred which are of benefit to or protect the rights of other tenants in the Building, generally); costs of renovations to vacant or other tenants’ spaces; costs of capital improvements to the Building its systems and appurtenances (but not including maintenance, repairs or replacements), and any rental payments for equipment which, if purchased, would be excluded as a capital improvement under generally accepted accounting standards in LESSOR’S reasonable judgment; brokerage and advertising costs in seeking or leasing to new tenants; and penalties incurred due to LESSOR’S willful violation or any direct violation of any government order; any ground or underlying lease rental; bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the Building or the property; costs arising from LESSOR’S charitable or political contributions; costs of selling, syndicating, financing, mortgaging or hypothecating any of LESSOR’S interest in the Building; management fees paid or charged by LESSOR in connection with the management of the Building other than a management fee based on five (5%) percent of income which is the management fee uniformly and customarily charged to other tenants in the Building by LESSOR; costs and expenses (including taxes) to operate the parking garage, valet and other parking services for the Building, and any replacement garages or parking facilities and any shuttle services as may be placed in service, including any capital improvements to the parking areas.

LESSEE shall pay its Allocable Percentage of Additional Operating Expense Rent to LESSOR based on a prospective annual schedule prepared by the LESSOR, in monthly increments based on said schedule, with each monthly payment of Annual Base Rent due hereunder. LESSOR, at its discretion, may assess LESSEE for any extraordinary item of cost or expense which may actually occur as a direct result of LESSEE’s own distinct uses or activities which shall be itemized, invoiced separately, and paid by LESSEE within thirty (30) days of its receipt of the invoice. Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall adjust the prior year’s schedule of

Additional Operating Expense Rent to account for actual and properly accrued costs, expenses, and liabilities, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice. Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR’s reasonable discretion, be credited toward current monthly Additional Operating Expense Rent or paid to LESSEE within thirty (30) days.

4. Additional Rent (Real Estate Taxes). LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof, shall pay to LESSOR for each year (or portion thereof, as applicable) of the Lease Term, as Additional Rent, LESSEE’S Allocable Percentage of all sums attributable to the municipal real estate taxes on the Building and land on which it is situated (“Taxes) allocable to said year) (herein the “Additional Real Estate Tax Rent”.

Notwithstanding the foregoing, LESSEE shall be responsible for payment or Real Estate Taxes for the Interim Period and First Lease Year (only) based on 12,100 rentable square feet (vis a vis 14,234 rentable square feet for the remainder of the Term).

Notwithstanding the foregoing, LESSOR shall be under no obligation to file for any abatement of taxes for FY 2009, FY 2010 or any other fiscal year, and LESSEE shall pay all amounts as invoiced by LESSOR, receiving a rebate based on its Allocable Percentage only if an abatement is sought and received by LESSOR.

LESSEE shall pay its Allocable Percentage of Additional Real Estate Tax Rent to LESSOR based on a prospective annual schedule prepared by the LESSOR, in monthly increments based on said schedule, with each monthly payment of Annual Base Rent due hereunder. Within one hundred twenty (120) days of the close of each tax year, LESSOR shall adjust the prior year’s schedule of Additional Real Estate Tax Rent to account for actual and properly accrued costs, expenses, and liabilities, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice. Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR’s reasonable discretion, be credited toward current monthly Additional Real Estate Tax Rent or paid to LESSEE within thirty (30) days.

LESSOR shall keep complete books and records regarding Operating Expenses and Taxes at LESSOR’s principal offices, as to which LESSEE shall be given access as contemplated below during LESSOR’s normal business hours for the purpose of reviewing and copying (at LESSEE’s expense). LESSEE shall retain all records of Operating Expenses and Taxes for at least three (3) years. LESSEE shall have the right to audit the applicable records of LESSOR to confirm that the charges billed to LESSEE under Sections 3 and 4 above are proper and conform to the provisions of such Sections. Such right shall be exercisable by LESSEE within one year after LESSEE’s receipt of LESSOR’s Operating Statement for the subject Lease Year. LESSOR shall cooperate with LESSEE in providing LESSEE reasonable access to LESSOR’s books and records during normal business hours to enable LESSEE to audit LESSOR’s books and records as they relate to any costs or expenses passed through to LESSEE pursuant to any provisions of this Lease. If the audit discloses any overpayment on the part of LESSEE, then LESSEE shall be entitled to a credit on the next succeeding installment of Rent for an amount equal to the overcharge plus interest on the amount of such overcharge from the date on which same was paid by LESSEE until the date refunded by LESSOR at the prime rate then published in The Wall Street Journal, and such credit shall be extended to succeeding installments of Rent in the event such overcharge exceeds the amount of the next succeeding such installment and, in the event the term of this Lease has expired or been earlier terminated, then LESSEE shall be entitled to a refund of such excess from LESSOR within thirty (30) days after such date or expiration or earlier termination. If the audit discloses any undercharge or underpayment on the part of LESSEE, then LESSOR shall be entitled payment of that difference, to be paid with the next succeeding installment of Rent, in the amount equal to the undercharge or underpayment.

5. Security Deposit. Within three (3) business days after full execution and delivery of this Lease by both parties hereof, LESSEE shall post with LESSOR (and maintain at all times during the Original and Extended Term, if any), a Security Deposit in the amount of One Hundred Seventeen Thousand One Hundred Thirty Four ($117,134.00) Dollars (the “Security Deposit Amount”) as described below; which shall be held as security for LESSEE’S performance as herein provided, to be returned to LESSEE at the end of this Lease Term (as may be earlier terminated or extended), unless applied by LESSOR prior thereto in the event of any uncured default by LESSEE hereunder. Failure to deliver the Security Deposit shall result in automatic termination of this Lease, time being of the essence.

The Security Deposit Amount shall be delivered to LESSOR, as set forth above, either by:

(a)	certified or bank check (which sum, plus any interest thereon, LESSOR shall be entitled to commingle and use with LESSOR’S own funds); or

(b)	irrevocable stand-by Letter of Credit, substantially in the form attached hereto as Exhibit C from Silicon Valley Bank or another commercial bank in Massachusetts reasonably acceptable to LESSOR.

If available to LESSEE, the Letter of Credit shall be the full term of this Lease. However, the Letter of Credit may be written on an annual basis with a provision that it may be drawn upon if LESSEE fails to provide a renewal or replacement therefor forty-five (45) days prior to the expiration of the then existing Letter of Credit.

The Letter of Credit shall; (i) name LESSOR as beneficiary; (ii) be cancelable only with a minimum 30 days prior notice to LESSOR; and (iii) be substantially in the form attached hereto as Exhibit C and in all respects in form and substance reasonably satisfactory to LESSOR

LESSOR reserves the right, at any time, at which the LESSOR reasonably questions the economic viability of the bank issuing the then existing Letter of Credit, to require that the original Letter of Credit be replaced by another Letter of Credit issued by another commercial bank reasonably acceptable to LESSOR. LESSEE shall be required to make its substitution within fifteen (15) days from receipt of LESSOR’s notice. Failure to provide said replacement Letter of Credit shall entitle LESSOR to draw on the existing Letter of Credit and hold the cash proceeds thereof as the Security Deposit hereunder.

LESSOR agrees that it shall not draw on the Security Deposit Amount hereunder except to the extent necessary to cure a default beyond applicable notice and cure periods of LESSEE hereunder, or upon failure to LESSEE to tender a replacement or renewal Letter of Credit as contemplated above. LESSOR agrees that it shall deliver the Security Deposit to any successor in interest to LESSOR’s rights hereunder.

6. Use of Leased Premises. LESSEE shall use the leased premises for general office, research and development and laboratory use, and any other use ancillary thereto only (the “Permitted Uses”), which uses LESSOR warrants and represents are currently allowed under local zoning regulations (subject to compliance with federal, state and municipal safety, healthy, building, and sanitary codes), and any encumbrance and restrictive instruments and agreements affecting the Building. LESSEE will use the Leased Premises in a safe manner and will not do or permit any act or thing which is contrary to any legal or insurance requirement referred to in Section 17 hereof or which constitutes a risk to the safety, health or well-being of other lessees in the Building, or the community, or creates a public or private or private nuisance or waste.

LESSEE shall not be entitled, for research or testing purposes, to bring any animals (including without limitation laboratory mice, rats or other mammals or primates, reptiles or aquatic life); micro-organisms; or bacteriological, biological, or pathological agents; (collectively, “Biological Items”) into the Building or the Leased Premises without prior written notice to LESSOR and LESSOR’s express written consent; which consent shall not be unreasonably withheld, conditioned or delayed. LESSEE, at its sole cost and expense, shall comply with all applicable local, state and federal governmental statutes, regulations, rulings and orders applicable thereto (including procuring any required permits or authorizations) as to any of the foregoing Biological Items allowed under this Section 6. LESSOR may condition its consent to the presence of such animals based on quantity, type, arrangements for storage, sanitation, transportation, and other physical and logistical considerations as LESSOR may reasonably determine in each instance and from time to time as circumstances may require. Notwithstanding any provision to the contrary herein, LESSOR hereby consents and agrees that LESSEE may keep at the Leased Premises and utilize for the Permitted Uses hereunder, the “Permitted Items” described on Exhibit E attached hereto, provided however, such consent by LESSOR does not relieve LESSEE from identifying, procuring in advance, and maintaining any and all municipal, state and federal permits or authorizations therefor (including without limitation the transport, storage and handling thereof), which shall be LESSEE’s sole responsibility and the absence of which shall not in manner abrogate this Lease or reduce any of LESSEE’s obligations to pay all Rent due hereunder or otherwise perform hereunder. Any material additions or changes to the Permitted Items shown on Exhibit E shall require LESSOR’s further consent per the standards set forth above in this Section 6 and upon the giving of such further consent Exhibit E shall be deemed to be amended accordingly. LESSEE hereby indemnifies and holds harmless LESSOR from and against any and all damages, liabilities, claims, demands, actions or other losses arising from LESSEE’s non-compliance with this clause, except to the extent the same results or arises from the negligence or willful misconduct of LESSOR.

To the extent LESSEE requires additional space for the proper handling of its hazardous materials, then upon LESSEE’s request LESSOR shall provide LESSEE with the option to occupy such separately demised space in the basement of the Building for such purpose, in and AS/IS condition and without representation or warranty by LESSOR of any kind or nature, whereupon an amendment will be executed to this Lease adding the rentable square footage of such additional space to this Lease with adjustment for Annual Base Rent and all Additional Rent at the rates hereunder, and all other calculations (e.g. Percentage Interest) hereunder, to reflect the addition of such space. LESSEE shall be under no obligation to accept such space, and LESSOR shall be under no obligation to offer such space more than once. If LESSEE requests such space, LESSOR shall provide LESSEE with the keys or access cards for such space.

LESSEE shall have access to the Leased Premises for LESSEE’s use seven days per week and twenty four hours per day for each day of the Term, subject to the provisions of Section 7 hereof relative to overtime heat and air-conditioning. LESSEE shall keep the Leased Premises and adjacent areas in a clean and good condition equivalent to the standards reasonably set by LESSOR for the Building, reasonable wear and tear and casualty excepted. LESSEE shall be solely responsible to provide its own cleaning and janitorial services to the Leased Premises, at its sole cost and expense.

LESSEE shall be responsible for its own cleaning of the Leased Premises, and the prompt and proper disposal of all garbage, refuse, debris and other waste as mandated by reasonable and uniform Building regulations. LESSOR shall provide and maintain a trash dumpster and/or compactor at the Building loading dock, for the non-exclusive use of all tenants for disposal of non-hazardous/non controlled materials and substances. LESSEE may, but shall not be obligated to implement a recycling program, but its implementation, maintenance, or operation shall be without any cost or expense to LESSOR or any other tenants of the Building. LESSOR is not obligated to coordinate any such program in any respect.

7. Utilities. LESSOR shall provide to the Leased Premises and also to the common areas and facilities which LESSEE enjoys the right to use in accordance with standards reasonably determined by LESSOR for the Building and set forth herein, the following services: (1) hot and cold running water from points of supply to the water faucets or taps in the Leased Premises for use by LESSEE, the cost of which shall be paid by LESSEE per the readings of the existing submeter for the Leased Premises; (2) heat and air conditioning (as applicable) during Normal Business Hours (and at such other times requested by LESSEE in accordance with the provisions of this Section 7 set forth below), as to which LESSEE controls and maintains the system servicing its laboratory space within the Leased Premises, and LESSOR controls and maintains the system servicing the office space within the Leased Premises; (3) ventilation and exhaust, and electricity (payable by LESSEE), sufficient for the Permitted Uses as they are generally stated and in amounts that satisfy the operating criteria set forth on Exhibit D (the “Operating Criteria”); (4) maintenance and repair of the Building, Premises and Common Areas as set forth in Section 11 below; and (5) elevator service; (items (1) through (5) above are collectively referred to herein as “Services”). “Normal Business Hours” shall mean 8 AM to 6 PM Monday through Friday, except for the following holidays, only: Thanksgiving Day, Christmas Day, New Years Day, Memorial Day, Fourth of July Day, and Labor Day.

Notwithstanding the foregoing, LESSEE shall pay all charges for electricity used on the Leased Premises per the existing submeter for the Leased Premises as set forth below. LESSOR shall provide monthly estimates of use that are based upon actual use for the prior year (i.e. the estimates to be reset annually), to be confirmed by periodic check meter readings for the Leased Premises itself. LESSEE shall pay for such electrical charges upon receipt of its monthly invoice from LESSOR, to be rendered and paid based on those estimates within thirty (30) days of LESSEE’s receipt of the invoice. Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall adjust the LESSEE’s prior year’s electrical payments to account for the actual and properly accrued charges reflective of the actual check meter readings for such year, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice. Any rebates due LESSEE (not contested by LESSOR) shall be credited toward then current monthly electrical charge invoices or paid to LESSEE within thirty (30) days.

LESSOR shall maintain (a) an average temperature in the useable common areas of the Building generally between 60 degrees Fahrenheit and 80 degrees Fahrenheit at all times, and (b) an average temperature in the office portions of the Leased Premises generally between 60 degrees Fahrenheit and 80 degree Fahrenheit during Normal Business Hours (the “HVAC Criteria”). LESSEE hereby acknowledges that LESSEE controls the temperature in its own laboratory spaces; there shall be no requirement for LESSOR to maintain the foregoing standards with respect thereto; and LESSOR shall not be responsible for coordination of the relative temperatures within the Leased Premises or the balancing of the HVAC systems servicing the Leased Premises, given LESSEE’s control over such laboratory spaces; provided, however, that LESSOR shall be responsible for providing electricity and water to the HVAC equipment serving the laboratory spaces 24-hours per day, 7 days per week, such usual and customary electrical capacity and water volume to be in same quantities as are sufficient for the average office/laboratory tenant in the building without regard to any special requirements or specialized equipment (it being LESSEE’s responsibility to make separate arrangements with LESSOR, at LESSEE’s cost and expense, for any greater or more intense requirements). At any time, upon no less than 48 hours’ prior notice by LESSEE, LESSOR shall make available overtime heat and air-conditioning to LESSEE at the Premises in accordance with clause (b) of the HVAC criteria, and LESSEE shall pay as additional rent, overtime heat and air-conditioning for the office portions of the Leased Premises as may be requested by LESSEE for the Leased Premises on the basis of $ 350.00 per zone, per hour (subject to increase by the same percentage amount by which the standard electric rates are increased), as billed by LESSOR. LESSEE shall give LESSOR 48 hours prior notice of any requirements for specialized overtime heating and air-conditioning. LESSOR shall not be liable to LESSEE for any interruption, interference, damage or loss to LESSEE’s research or experimentation occasioned as a result of any failure in the heating, ventilation, air conditioning, or electrical services or other utilities servicing the Building or the Leased Premises. No plumbing or electrical work of any type shall be done without LESSOR’s approval which approval shall not be unreasonably withheld or delayed, and, if applicable, the appropriate municipal permit and/or inspector’s approval. Water for domestic type sanitary purposes (only) shall be supplied at LESSOR’s expense. There shall be separately metered and separately paid for by LESSEE, non-potable laboratory water and water for other particularized uses in the Leased Premises.

An “Abatement Event” shall be defined as an event or circumstance (other than those addressed in Section 18, and subject to Section 27 herein) that prevents LESSEE from using the Premises or any portion thereof, as a result of any failure to provide Services or access to the Premises. LESSEE shall give LESSOR notice (“Abatement Notice”) of any such Abatement Event, and if such Abatement Event continues beyond the “Eligibility Period” (as that term is defined below), then the Annual Base Rent and LESSEE’s other monetary obligations to LESSOR hereunder shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that LESSEE continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that LESSEE is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that LESSEE is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow LESSEE to effectively conduct its business therein, and if LESSEE does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which LESSEE is so prevented from effectively conducting its business therein. Annual Base Rent and LESSEE’s other monetary obligations to LESSOR hereunder shall be abated entirely for such time as LESSEE continues to be so prevented from using, and does not use, the Premises. The term “Eligibility Period” shall mean a period of three (3) consecutive days after LESSOR’s receipt of any Abatement Notice(s). In addition, if an Abatement Event continues for sixty (60) consecutive days after any Abatement Notice, LESSEE may terminate this Lease by written notice to LESSOR at any time prior to the date such Abatement Event is cured by LESSOR.

8. Compliance with Laws. LESSEE acknowledges that no trade, occupation, or activity shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any federal or state law or administrative regulations, or any municipal ordinance or regulations in force at any time in Cambridge. LESSEE shall keep all employees working in the Leased Premises covered with Worker’s Compensation Insurance, as applicable. Specifically, LESSEE shall be responsible for causing the Premises and any work conducted therein to be in full compliance with the Occupational Safety and Health Act of 1970 and any amendments thereto. LESSEE shall strictly adhere to any and all federal, state, and municipal laws, ordinances, and regulations governing the use of LESSEE’S laboratory scientific experimentation. LESSEE shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its office and research activities on the Premises; its scientific experimentation on the Premises; any transportation; storage; handling; use and disposal of any low level radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials. LESSEE shall immediately give notice to LESSOR of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any Court of Law, and shall immediately cure the conditions causing any such violations; and LESSOR shall permit LESSEE to cure said harm or hazard prior to any active intervention by LESSOR (except where such intervention is necessitated by the emergency nature of the harm or hazard; or where the harm or hazard impairs the value of the Building, (directly or as collateral on any debt); interests with any other tenant’s rights; or is required by any governmental agency or authority.

LESSEE shall fully indemnify and hold harmless in all respects LESSOR from any and all claims, demands, losses, liabilities, and damages (including all necessary and reasonable expenses for contractors, consultants, environmental engineers, attorneys, and other professionals utilized by LESSOR to evaluate and remediate any hazard or harm caused by LESSEE and which LESSEE has failed to cure; and further including any and all fines or fees assessed by any governmental agency relative to any hazard or harm), directly arising from the conduct of its research on the Leased Premises (especially relating to research involving hazardous substances), or LESSEE’s obligations and responsibilities as set forth above and herein, and excepting liability for any claims and damages resulting from the acts or negligence of LESSOR or its agents or employees.

Notwithstanding the foregoing or any other provision of this Lease, however, LESSEE shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the base Building utilities running to the Leased Premises or (iii) installation of new Building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall be due to LESSEE’s particular manner or intensity of use of the Leased Premises (in contrast to the general office/laboratory use allowed under the Permitted Uses), or LESSEE’s negligence or willful misconduct or that of its employees, agents or independent contractors.

LESSOR hereby represents and warrants to LESSEE that (a) the Building and the Premises shall on the Delivery Date be in material compliance with all applicable laws, regulations orders and any instruments or agreements encumbering or affecting the Building, and LESSOR covenants to keep the same in compliance throughout the Term subject to LESSEE’s obligations under Section 32 of this Lease; (b) LESSOR holds fee simple title to the Building and the property on which it is located, subject to no current mortgage other than Morgan Stanley Mortgage Capital Inc., as evidenced by the Mortgage recorded with the Middlesex Registry District of the Land Court as Document No. 1306086, Certificate No. 229899, Book 01279 Page 149; (c) LESSOR has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith; and, (d) no other party has any possessory right to the Leased Premises or has claimed the same.

9. Fire and General Insurance Requirements. LESSEE shall not permit any use of the Leased Premises which will make voidable, increase any premium, or decrease any insurance on the Building and property of which the Leased Premises are a part, or on the contents of said Building, or which shall be contrary to any law, regulation, or order from time to time to established or issued by the local Fire Department, or any similar body, or any restriction contained in any of LESSOR’S insurance policies as to the Building and property provided, however that LESSOR hereby represents and warrants that the Permitted Uses contemplated hereunder shall not violate any of the foregoing regulations or restrictions as of the Delivery Date. LESSEE shall, on demand, reimburse LESSOR all extra insurance premiums caused by LESSEE’S particular use of the Leased Premises (as opposed to Permitted Uses generally). LESSEE shall pay LESSOR if LESSOR incurs any extraordinary costs or expenses to maintain the Leased Premises or any Building equipment servicing the same incurred as a direct result of LESSEE’S vacating the Leased Premises or allowing the same to remain unoccupied for any extended periods of time during the Lease Term.

10. Maintenance of Leased Premises. LESSOR shall be responsible for all exterior and structural maintenance of the Leased Premises (including without limitation exterior plate glass), the maintenance and repair of the Building, including without limitation the roof and foundation of the Building of which the Leased Premises are a part, and for the maintenance, repair and replacement of all common areas serving the Premises and LESSOR’S heating and cooling equipment, doors, locks, plumbing, and electrical wiring, and other Building systems serving the Premises and common areas of the Building; except for damage caused by the malicious, willful, or negligent acts of LESSEE, and chemical, water or corrosion damage from any source within the control of LESSEE. LESSEE agrees to maintain at its expense all other elements and components of the Leased Premises in the same condition as they are at the Delivery Date, normal wear and tear and damage by fire or casualty only excepted, and whenever necessary, to replace light bulbs (after the first six months of the term), interior plate glass and other glass therein, acknowledging that the Leased Premises upon delivery and acceptance by LESSEE on the Delivery Date (except for latent defects and Punch List Items) are in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, and the like and shall not cause the area surrounding the Leased Premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, suffer any waste of the Leased Premises. Any maintenance which is the responsibility of LESSOR and which is necessitated by some specific aspect of LESSEE’s negligent or reckless use of the Leased Premises shall be at LESSEE’s expense. All maintenance provided by LESSOR shall be performed as reasonably required at LESSOR’s discretion and except for emergencies, during LESSOR’s normal business hours. Except as otherwise permitted herein, LESSEE may not keep any animals on the Leased Premises without prior written notice to and approval from LESSOR in each instance, which approval may be denied or conditioned in LESSOR’s discretion. LESSEE shall be solely responsible for maintenance and operation of any and all of its systems installed by the LESSEE and shall waive any and all claims against LESSOR for any damage, impairment, or loss relative to these systems unless such damage is caused by the acts or negligent or reckless acts of LESSOR. Specifically, LESSEE shall maintain, at its sole expense, and pay all charges for electrical service and use of all LESSEE’s equipment associated with its operation.

LESSOR shall provide: (a) for maintenance, repair and upkeep for the landscaping on the property; (b) janitorial services in the common areas; (c) hot and cold water for lavatories, restrooms, kitchenettes and potable water; (d) its standard security system into the Building (LESSEE to be responsible for installation, monitoring, maintenance and repair of its own security system into the Leased Premises from the adjacent common areas, and to coordinate the means of emergency access into the Leased Premises with LESSOR; LESSOR to reasonably cooperate with LESSEE to the extent reasonably possible (without additional cost to LESSOR)).

11. Delivery to Lessee - Lessee’s Alterations to Leased Premises - Emergency Generator Alternatives

The Leased Premises are to be delivered to LESSEE on the Delivery Date in the condition set forth in this Section 11 and Sections 8 and 32 hereof.

LESSEE may make its initial improvements to the Premises at LESSEE’s sole cost and expense as set forth in Section 32.

Other than the initial improvements made by LESSEE in accordance with Section 32, LESSEE shall not make structural alterations or additions of any kind to the Leased Premises, but may make nonstructural alterations provided LESSOR consents thereto in writing, said consent not to be unreasonably withheld, conditioned or delayed. Plans and specifications for any of LESSEE’s potential improvements shall be submitted by LESSEE to LESSOR in each instance, in advance of any proposed work, in sufficient detail and scope to enable LESSOR to make a reasonable determination thereon. All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction. If LESSOR performs any services for LESSEE in connection with such alterations or otherwise, LESSEE shall reimburse LESSOR for LESSOR’s actual and reasonable out-of-pocket costs for such services and any invoice therefor will be promptly paid. LESSEE shall be responsible to use such contractors as will ensure harmonious labor relations in the Building and on the site; and to prevent strikes, work stoppages, picketing and other labor actions. LESSEE shall submit a list of its contractors to LESSOR in advance. LESSEE shall provide LESSOR with acceptable general liability and builder’s risk insurance certificates naming LESSOR and its lender as additional named insureds prior to the commencement of any work by LESSEE. LESSEE shall not permit any mechanics liens, or similar liens, to remain upon the Leased Premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released, removed or bonded forthwith without cost to LESSOR. Any alterations completed by LESSEE, including, without limitation, window blinds or other window treatment, shall be building standard unless LESSOR expressly agrees otherwise. Unless otherwise agreed by LESSOR in writing, any and all installations by LESSEE shall become a part of the Leased Premises and LESSEE shall not remove the same either during the Term or at the expiration or earlier termination of this Lease, unless directed to do so by LESSOR at the time such Alterations are approved; except that LESSEE shall have the right to remove any hard-wired or hard-plumbed equipment purchased, paid for and installed by LESSEE itself, such as chemical fume hoods, as long as LESSEE restores the Leased Premises to the condition that it was in prior to the installation of such equipment. Notwithstanding the foregoing or any provision to the contrary contained herein, (i) LESSEE shall retain title to and be entitled to remove any movable office furniture, equipment, trade fixtures, portable bio hoods, and other personal property at the Premises, provided the Leased Premises and any common areas impacted thereby are restored to their original condition prior to such installations; (ii) LESSEE shall retain title to and be entitled to remove its emergency generator, provided the Leased Premises and any common areas impacted thereby are restored to their original condition prior to such installation; (iii) LESSEE shall not be required to remove from the Premises any portion of the LESSOR’s Build-Out; and (iv) LESSEE shall be entitled to request of and receive from LESSOR, a statement at the time LESSEE makes any improvements to the Leased Premises as to whether the item or items being installed will be required to be removed by LESSEE at the expiration or earlier termination of the Lease. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the Building of which the Leased Premises are a part, provided such changes do not interfere with LESSEE’s use of the Leased Premises or access to such areas and facilities (including, without limitation, the Building and the Premises), or any other right of LESSEE hereunder.

Additionally, LESSEE shall be entitled to the shared use (with other tenants) during the Lease Term of an emergency generator provided by Landlord. Landlord will maintain and service the emergency generator during the Term. LESSEE is required to install, prior to its use thereof, at its own cost and expense (but under LESSOR’s direction), a separate panel to the existing emergency generator panel, along with a separate submeter to allow readings of LESSEE’s own use, LESSOR shall be entitled to access the submeter periodically and shall invoice LESSEE for LESSEE’s electricity use and share of maintenance as provided below for emergency generator usage, which invoices shall be paid by LESSEE within thirty (30) days of receipt, said payments to be considered to be Additional Rent hereunder. As an express condition to LESSEE’s use of the emergency generator as provided above, LESSEE agrees its use of the emergency generator shall be at its sole risk at all times, and that LESSOR shall not be liable for any claims, damages or liabilities arising the operation or malfunction of the emergency generator, unless LESSOR fails to adequately maintain or service the emergency generator.

All tenants sharing use of the emergency generator, from time to time, shall pay their own proportional share for its operation (including without limitation all costs and expenses of service and maintenance), with LESSEE to be responsible for its respective proportional share. Payments shall be made within thirty (30) days of invoicing by LESSOR. Cost sharing allocations shall be based on the amount of power (amperage) allocated to each such tenant by LESSOR, such that all tenants engaged in such sharing shall account for 100% of all such costs. For example two tenants sharing the emergency generator where tenant A is allocated 30% and tenant B allocated 70% shall share all such costs in that proportion; if a third tenant is added such that tenant A is allocated 30%, tenant B allocated 40%, and tenant C allocated 30% then they shall share all such costs in that proportion; etc.

Alternative to the use of the shared emergency generator, LESSEE shall have the option in its discretion to install its own emergency generator in a location either on the roof of the Building, or alternatively, in another location designated by LESSOR (e.g. parking garage level) by mutual agreement of LESSOR and LESSEE; LESSOR to approve the specifications therefor (such approval not to be unreasonably withheld or delayed); with all costs and expenses thereof to be borne by LESSEE (including all costs and expenses of operation, servicing, maintenance and repair).

12. Assignment and Subletting. LESSEE covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest therein will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Leased Premises, nor any part thereof, will be encumbered in any manner by reason or by act or omission of LESSEE, or used or occupied, or permitted to be used or occupied, by anyone other than LESSEE, its servants, agents, contractors and employees, or for any use or purpose other than as above stated, or be sublet, without in each case LESSOR’S prior written consent, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, LESSOR’S prior written consent shall not be required for any assignment or sublet to an wholly or majority owned affiliate or subsidiary of the LESSOR, or any entity succeeding to LESSOR as a direct result of a merger or consolidation or asset or stock transfer or issuance of stock by LESSEE (“Permitted Transfer”).

The grounds upon which LESSOR may reasonably withhold its consent are as follows:

(i)	The prospective assignee’s or sub-lessee’s intended use of the Premises is not identical to the permitted uses set forth in the Lease; or,

(ii)	The nature, character, class and standards of the prospective assignee’s or sublessee’s business will not be consistent with those of other lessees in the Building or will not conform to the mix of other lessees in the Building at that time; or,

(iii)	The financial strength and reliability of the prospective assignee or sublessee, excluding any additional personal or corporate guarantees, is not sufficient, in LESSOR’S reasonable business judgment, to meet all of LESSEE’S obligations to be performed as of and from the date of said assignment or sub-letting. The prospective assignee or sub-lessee must produce to LESSOR’S accountants a verified and current audited financial statement, (or if none has been prepared by said prospective assignee within the past three years, a CPA certified current financial statement), and such other documentation as is material in making such determination; which shall be kept confidential by them; or,

(iv)	The operations of the prospective assignee or sub-lessee will violate any exclusive or other rights given any other lessees in the Building; or,

(v)	The failure of LESSOR’S mortgage lender(s) to consent.

Except in the case of a Permitted Transfer, LESSOR, in addition to Annual Base Rent and all Additional Rent hereunder, shall be entitled to fifty (50%) percent of the full amount of any and all sums assessed or collected by LESSEE, in whatever form, attributable to or arising from the permitted subletting or assignment (after deduction for reasonable brokerage commissions and attorneys fees actually incurred, reasonable marketing costs, and reasonable tenant improvement and free rent concessions; and excluding shared administrative or laboratory type services , e.g. shared fax machine, shared lab ice machine, etc.) which exceed said Annual Base Rent or Additional Rent hereunder, (herein, “Rent Mark-Up”). Legitimate good faith reimbursements for employees or independent contractors shared in common as between LESSEE and any permitted sublessee or assignee, shall not be deemed to be sums assessed or collected by LESSEE attributable to or arising from the permitted subletting or assignment.

Notwithstanding LESSOR’s consent to the assignment or subletting, as contemplated above, LESSEE shall remain primarily liable to LESSOR for the payment of all Rent and for the full performance of the covenants and conditions of this Lease; and LESSOR may collect all sums due as Rent directly from the assignee/subtenant.

Notwithstanding the foregoing, in the event that LESSEE desires to sublet the Leased Premises or any portion thereof, other than in connection with a Permitted Transfer, it shall be in each instance notify the LESSOR in writing, stating the intended effective date of the proposed sublet (which shall not be less than 60 days from the date of said notice to LESSOR). Subject to the preceding sentence, if the proposed sublease itself (or cumulatively with other approved subleases) accounts for the sublease of greater than forty (40%) percent of the area of the Leased Premises, then LESSOR shall have a period of 60 days from the date it receives such notice to exercise an election to take back the Premises, in LESSOR’s sole discretion and without any obligation to so elect, whatsoever, notwithstanding the circumstances, and without prejudice to or waiver of any of LESSOR’s rights or LESSEE’s continuing obligations hereunder. LESSEE shall provide LESSOR with all reasonably material information relative to LESSOR making an informed decision concerning said sublet, immediately upon LESSOR’s request. If LESSOR elects to take back the Premises, it shall send written notice thereof to LESSEE; and LESSEE shall be irrevocably bound to surrender and vacate the Premises as if the Term of the Lease had expired on the date set forth in the LESSEE’s initial notice to LESSOR; and provided LESSEE vacates and surrenders on said date, without being in default (of which LESSEE has been provided written notice) of any provision hereof as of said date, this Lease shall be null and void and without recourse to either party hereto (but for terms and conditions contemplated herein to survive termination of this Lease). LESSEE shall not be entitled to any payments, commissions, credits, offsets, or any kind or nature arising from said sublet, nor shall any individual or entity acting by, through, or under LESSEE be so entitled. Once an election is made by LESSOR, LESSEE shall be subject to the penalties for holding over set forth in this Lease, if it fails to vacate and surrender the Premises by the date stated in the notice, or if it fails to discharge (or cause its lenders or others with which LESSEE has dealt to discharge) any and all recorded liens or other encumbrances, notices, or restrictions on its leasehold or contractual interest in and to the Premises as of said date. Nothing in this paragraph shall require LESSOR to make an election to take back the Premises, and nothing in the aforesaid process shall relieve LESSEE of its liability under this Lease should LESSOR elect not to take back the Premises.

13. Subordination. This Lease shall be subject and subordinate to any and all mortgages and related documents placed on the Building, Leased Premises or the real property in existence as of the date hereof or coming into existence at any time hereafter. LESSEE shall upon execution of this Lease execute and deliver LESSOR’S lender’s form of Subordination Nondisturbance and Attornment Agreement, substantially in the form attached hereto as Exhibit F (“Lender’s SNDA Form”), and LESSOR shall use commercially reasonable efforts to procure execution thereof from its current lender and provide a fully executed original to LESSEE. LESSOR’S inability to provide the same despite its commercially reasonable efforts to do so shall not be deemed to be a default under this Lease. LESSOR shall be deemed to have used “commercially reasonable efforts” in the foregoing instance if it makes a prompt request in writing for execution of such Lender’s SNDA Form upon Lease signing (with a copy to the LESSEE); makes at least weekly phone inquiries to the lender or loan servicer as to the status of its execution, by its counsel or in-house leasing manager; and to the extent required by the lender or loan services, pays any required loan servicing fee required by such lender. Further, at any other time during the Term, LESSEE shall, within fifteen (15) days after written request from LESSOR, execute and deliver the LESSEE’s Lender’s SNDA Form to LESSOR who shall use commercially reasonable efforts to procure execution thereof from its then current lender(s) and provide a fully executed original to LESSEE. LESSOR’s inability to provide the same despite its commercially reasonable efforts to do so shall not be deemed to be a default under this Lease.

14. Lessor’s Access to Leased Premises. LESSOR or agents of LESSOR may at reasonable times and upon reasonable notice where possible enter to view the Leased Premises and may remove any signs not approved and affixed as herein provided, and may make repairs and alterations as LESSOR should elect to do and repairs which LESSEE is required but has failed to do (but only after notice and an opportunity to repair being provided to LESSEE), and may show the Leased Premises to prospective mortgagees and appraisers, and during the last nine (9) months of the Term to brokers, and others and to prospective tenants. Additionally, to the extent necessary to service other portions of the Premises or the common areas or other tenant spaces in the building; LESSOR may add, relocate, or maintain a chase, pipes, conduits, or ducts, within the Premises provided the aforesaid do not materially interfere with LESSEE’S use of the Premises or its aesthetics. If any such addition or relocation reduces the space available for use by LESSEE, the amount of Annual Base Rent and LESSEE’S Allocable Percentage for Operating Expenses and Taxes shall be reduced accordingly. Any entry by LESSOR onto the Premises for this purpose shall be done in such manner as to minimally interfere with the business conducted thereon by LESSEE, and undertaken with reasonable steps to protect LESSEE’S property.

15. Snow Removal. LESSOR will be responsible for the removal or other treatment of snow and ice on walkways, sidewalks, entryways and parking areas. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR harmless from any and all claims by LESSEE’s agents, representatives, employees or business invitees for damage or personal injury resulting in any way from snow or ice on any area serving the Building, provided LESSOR has performed this obligation absent LESSOR’s gross negligence or willful misconduct.

16. Access and Parking. LESSEE shall be granted the right, at current rates (which may be increased from time to time to reflect market increases), to park up to twenty one (21) cars in the Building’s on-site indoor parking lot or facility on an unassigned and unreserved basis, in single or tandem spaces or on a valet basis which LESSOR in its sole discretion shall designate from time to time. The initial parking rate therefor shall be $ 210 per month, per car, which monthly rate may be changed by LESSOR in its discretion subject to and reflective of periodic market changes in accordance with this paragraph. All payments for these parking rights shall be considered to be Additional Rent under this Lease. Additionally, LESSEE shall be entitled to up to an additional seven (7) parking spaces (i.e. twenty eight (28) parking spaces in total) in the Building garage (but only on a valet basis, and only to the extent LESSOR is providing valet service to the Building garage, which LESSOR shall not be obligated to do), at then current rates as set by LESSOR in its discretion. The Building garage, plus any stairs, walkways or other means of ingress or egress controlled by the LESSOR shall not in any case be considered extensions of the Leased Premises. LESSEE will not obstruct in any manner any portion of the Building or the walkways or approaches to the Building, and will conform to all reasonable and non-discriminatory rules now or hereafter made by LESSOR for parking, and for the access and egress, security, care, use, or alteration of the Building, its facilities and approaches in connection with such parking, provided the same do not decrease LESSEE’s parking rights hereunder. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation to LESSEE. No vehicles shall be stored or left in any parking area for more than three nights without LESSOR’s written approval. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked overnight at any time. LESSEE agrees to assume all expense and risk for the towing of any misparked vehicle belonging to LESSEE or LESSEE’s agents, employees, business invitees, or callers, at any time. For the purpose of this section the term “space” shall mean general access for one motor vehicle. All vehicles shall be parked and left on the premises at their owners’ sole risk and LESSOR shall not be liable for any damages caused to said vehicles while they are parked or left on the premises.

17. Liability Insurance. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the Leased Premises from whatever cause arising, and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the Leased Premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR from any and all liability, reasonable expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid. LESSOR shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the Leased Premises, Building, or the property on which the Building is located resulting or arising from any negligent act or omission by LESSOR, and damage to property to whomsoever belonging arising out of any negligent act or omission by LESSOR; and LESSOR agrees to indemnify and save harmless LESSEE from any and all liability, reasonable expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR (and its lenders and any other entity reasonably requested in writing by LESSOR) against any claims based on bodily injury (including death) arising out of the condition of the Leased Premises or their use by LESSEE, such policy to insure LESSEE, LESSOR and said other entities against any claim up to Two Million ($2,000,000.00) Dollars per occurrence for personal injury or damage to property. LESSOR and its lenders shall be included in such policy as additional insureds. LESSEE will promptly file with LESSOR certificates showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least thirty (30) days prior written notice, except in the event of cancellation for non payment of premium, whereby ten (10) days’ prior notice will be provided to each insured named therein.

LESSOR shall maintain in full force from the date upon which LESSEE first enters the Premises for any reason, throughout the Term, a policy of insurance upon the Building insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. LESSOR shall supply to LESSEE from time to time upon request of LESSEE certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent.

LESSOR and LESSEE waive all rights of recovery against the other and its respective officers, partners, members, managers, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building which is required to be insured by such party hereunder (except to the extent the foregoing may have the effect of altering the parties agreed waiver of subrogation). Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and shall use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies.

18. Fire, Casualty, Eminent Domain. Should a substantial portion of the Leased Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain (in either case such that restoration of the Premises within six (6) months after such event is not practicable), LESSOR or LESSEE may elect to terminate this Lease by written notice. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use and no termination has been elected, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this Lease if: (a) LESSOR fails to give written notice within ninety (90) days of intention to restore Leased Premises, or (b) LESSOR fails to restore the Leased Premises to a condition substantially suitable for their intended use within one hundred eighty (180) days of said fire, casualty or taking. LESSOR reserves all rights for all damages or injury to the Leased Premises for any taking by eminent domain; except for damage to LESSEE’S moveable fixtures, property or equipment, or moving expenses, which are specifically allocated to LESSEE by the taking authority or arbitrators.

19. Brokerage. LESSEE and LESSOR each warrants and represents to the other that they have dealt with no broker or third person with respect to this Lease or the Leased Premises or Building entitled to a commission as a result of this Lease, other than

Colliers Meredith & Grew and CB Richard Ellis, whose fees shall be paid by LESSOR pursuant to separate written agreements; and LESSOR and LESSEE each agree to indemnify and hold harmless the other from any fees, expenses, or damages arising from breach of the above warranty.

20. Signage. LESSEE shall have the right to have its name included at LESSOR’s expense in any central directory maintained by LESSOR listing the Building’s other tenants. LESSOR authorizes LESSEE, if desired, to display one sign on LESSEE’s office entrance door (at LESSEE’s expense) consistent with similar signs of other tenants. LESSEE shall obtain the written consent of LESSOR before erecting any other sign on the Leased Premises, which consent may be conditioned on compliance with LESSOR’s requests as to size, wording, and location of such signs, but shall not be unreasonably withheld or delayed.

21. Default. In the event that; (a) LESSEE shall default in the payment of the Security Deposit Amount or any installment of Annual Base Rent or any Additional Rent, and such default shall continue for five (5) days after written notice thereof; or (b) LESSEE shall default in the observance or performance of any other of LESSEE’S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; provided, however, that if such failure cannot reasonably be cured within such 30-day period, then LESSEE shall not be in default if, and so long as, LESSEE commences such cure within such 30-day period and thereafter diligently pursues such cure to completion (provided there is no material interference with the operations of the Building or any tenant therein during such protracted cure period); (c) LESSEE shall be declared bankrupt or insolvent according to law, or if any voluntary or involuntary petition for bankruptcy is filed against LESSEE and not discharged within sixty (60) days from filing; or if any assignment shall be made of LESSEE’S property for the benefit of creditors; then, while such default continues, and without demand or further notice, LESSOR shall have the right to re-enter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and to remove LESSEE’S effects, without being guilty of any manner of trespass and without prejudice to any remedies which might be otherwise used for arrears of rent and other default of breach of covenant. LESSEE shall indemnify LESSOR against all loss of Rent and other payments, which LESSOR may incur by reason of such termination during the remainder of the term, it being expressly understood that LESSOR shall use reasonable efforts to relet the Leased Premises and collect all rents from such reletting. If LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’S part to be observed or performed under or by virtue of any one of the provisions in any section of this Lease, LESSOR, without being under any obligation to do so and without thereby waiving such default, may after the expiration of any applicable cure period, remedy same for the account and at the expense of LESSEE, (including but not limited to application of any or all of the Security Deposit held by LESSOR). If LESSOR pays or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of eight (8%) percent per annum and costs, shall be paid to LESSOR by LESSEE as additional rent. Upon default of this Lease by LESSEE, and because the payment of Rent in Monthly installments is for the sole convenience of LESSEE, the entire balance of Rent which would accrue hereunder shall at the option of the LESSOR become immediately due and payable; subject however to LESSOR’s obligation to use reasonable efforts to mitigate its damages occasioned by said default. LESSEE shall be responsible to pay reasonable attorneys fees incurred by LESSOR in any successful action by LESSOR for delinquent Rent or in the case of liquidated damages as aforesaid; and otherwise both LESSOR and LESSEE shall be entitled to such reasonable attorneys fees as a court of competent jurisdiction may award as part of its final judgment in the event of any dispute involving damages, injunctive relief or specific performance by either.

Notwithstanding any provision to the contrary contained herein, (i) in no event shall LESSEE be responsible for punitive or consequential damages incurred by LESSOR as a result of any act (or failure to act) by LESSEE, and (ii) in no event shall LESSOR be responsible for punitive or consequential damages incurred by LESSEE as a result of any act (or failure to act) by LESSOR.

22. Notices. Any notice from LESSOR to LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if sent to the Leased Premises by either certified mail, return receipt requested, postage prepaid, or by recognized overnight commercial delivery service (e.g. FedEx), addressed to LESSEE at the Leased Premises. Any notice from LESSEE to LESSOR relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if delivered to LESSOR by certified mail, return receipt requested, postage prepaid, or by recognized overnight commercial delivery service (e.g. FedEx), addressed to: Rivertech Associates II, LLC (Attn: Dan Garvey, CFO) c/o The Abbey Group 575 Boylston Street, Boston, Massachusetts 02116, with a copy to Christopher C. Tsouros, Esq., Posternak Blankstein & Lund LLP Prudential Tower 800 Boylston Street Boston, Mass. 02199. Notices shall be deemed given at the earlier of the date of actual delivery, or if by certified mail, three (3) business days after posting with the U.S. Postal Service. Time is of the essence in delivery of any notice, and the performance of any obligations relating thereto. Either party may designate a different address to which notice is to be sent by providing a notice of address change to the other in accordance with this Section 22. Prior to the Delivery Date, LESSEE’S notice address shall be LESSEE’S address set forth at the beginning of this Lease.

23. Lessee’s Occupancy. In the event that LESSEE remains in any part of the Leased Premises after the agreed termination date of this Lease without the written permission of LESSOR, then all other terms of this Lease shall continue to apply, except that LESSEE shall be liable to LESSOR for any loss, damages or expenses incurred by LESSOR, and all Annual Base Rent shall be due in monthly installments at a rate of two hundred (200%) percent of that which would otherwise be due under this Lease, it being understood between the parties that such extended occupancy as a tenant at sufferance.

24. Rules and Regulations. LESSEE and LESSEE’S servants, employees, agents, invitees and licensees shall observe faithfully and comply strictly with such reasonable and non-discriminatory rules and regulations governing the use of the Building and site and all common areas as LESSOR may from time to time, adopt, provided that a copy of such rules and regulations has been delivered to LESSEE.

25. Outside Area Limitations. No goods or things of any type or description shall be held or stored outside the Leased Premises at any time without the express written approval of LESSOR, except bicycles which shall be stored only in the bicycle rack to be provided by LESSOR.

26. Environmental Compliance. LESSEE will so conduct and operate the Leased Premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others, by reason of offensive odors, smells, noise, accumulation of garbage or trash, vermin or other pests or otherwise and will, at its expense, employ a professional pest control service if necessary as a result of LESSEE’S operations. LESSEE agrees to maintain efficient and effective device for preventing damage to heating equipment from harmful solvents, degreasers, cutting oils, and the like, which may be used within the premises. Except in accordance with applicable laws and except as otherwise provided herein, no hazardous wastes, radioactive materials or chemical or harmful biological agents or materials of any sort shall be stored or allowed to remain within the Leased Premises at any time, without LESSOR’S prior notice and consent, which consent shall not be unreasonably withheld or delayed.

Prior to vacating the Leased Premises at the end of the Term (or any applicable extension), or sooner in the event of a default hereunder, LESSEE at its sole cost and expense shall provide LESSOR and Owner with environmental audit by qualified environmental engineering firm reasonably satisfactory to LESSOR (the “Exit Study”). Liability for any remedial actions required or recommended on the basis of the Exit Study to address materials introduced by LESSEE or parties claiming under LESSEE shall be borne by LESSEE; LESSEE acknowledging it has received and reviewed an exit study provided by LESSOR prior to the execution of this Lease showing the then existing environmental condition of the Leased Premises to be free from any harmful hazardous materials or contaminants, and accepts the same in all respects.

LESSOR shall indemnify, defend and hold LESSEE harmless from and against any and all claims, losses, damages, liabilities, costs, legal fees and expenses of any sort arising out of or relating to (i) the presence on the Premises, Building or the property on which the Building is located of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials present at the Premises, Building or the property on which the Building is located as of the Delivery Date, and/or (ii) any release into the environment (including, but not limited to, the Building or the property on which the Building is located) of any hazardous substances, hazardous wastes, pollutants, radiation or radioactive materials to the extent such release results from the negligence of or willful misconduct or omission by LESSOR or its agents or employees.

27. Responsibility. Neither LESSOR nor LESSEE shall be held liable to anyone for loss or damage caused in any way by the use, leakage or escape of water or, except as otherwise provided herein, for cessation of any service rendered customarily to said Leased Premises or buildings or agreed to by the terms of this Lease, due to labor difficulties, weather conditions, or mechanical breakdowns, to trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said Building, or to any cause beyond such party’s reasonable control.

28. Surrender. Subject to and without limiting Section 11 above, LESSEE shall at the expiration or other termination of this Lease remove all of LESSEE’S goods and effects from the Leased Premises. Subject to and without limiting Section 11 above, LESSEE shall deliver to LESSOR the Leased Premises and all keys, locks, thereto, and other fixtures and equipment connected therewith, and all alterations, additions and improvements made to or upon the Leased Premises, including but not limited to any offices, partitions, cold room, plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, burglar alarms, telephone wiring, wooden or metal shelving which has been bolted, welded or otherwise attached to any concrete or steel, member of the Building, compressors, air or gas distribution piping, cabinetry, overhead cranes, hoists, trolleys or conveyors, counters or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, distribution panels, bus ducts, raceways, outlets and disconnects, and excluding the compressors, and any built-in component work stations that LESSEE may install during the term, but excluding any Alterations designated under Section 11 at the time of their approval to be removed by LESSEE and further excluding any hard-wired or hard-plumbed equipment purchased, paid for and installed by LESSEE, such as chemical fume hoods, as long as LESSEE restores the Leased Premises to the condition that it was in prior to the installation of such equipment. LESSEE shall deliver the Leased Premises reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE’S failure to remove any of LESSEE’S property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto and at the sole risk of LESSEE to remove and store any such property at LESSEE’S expense, or to retain same under LESSOR’S control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property which shall be conclusively deemed to have been abandoned.

29. Quiet Enjoyment. So long as this Lease is in full force and effect, LESSEE shall quietly enjoy the Leased Premises without hindrance or molestation by LESSOR or any party claiming by, through or under LESSOR or any party claiming a superior interest to the LESSOR.

30. Miscellaneous Provisions. The invalidity or unenforceability of any provision of this Lease shall not affect or render invalid or unenforceable any other provision hereof. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR shall be liable only for obligations occurring while LESSOR is landlord hereunder. The obligations of LESSOR and LESSEE hereunder shall not be binding upon any director, officer, shareholder, partner, Trustee or beneficiary of such party. Notwithstanding the definition herein of “Commencement Date”, “Termination Date”, or “Term”, or LESSOR’S obligations to deliver the Premises, this Lease shall be binding and enforceable as against the parties hereto as of the date of its execution,

31. Waivers and Legal Limitations. No consent or waiver, express or implied, by LESSOR or LESSEE, to or of any other breach of the other party of any covenant, condition or duty of that party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons or a partnership, LESSEE’S obligations are joint or partnership and also several. Unless repugnant to the extent. “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns. In any case where either party is required to do any act other than the payment of Rent, delays caused by or resulting from acts of god, war, civil commotion, acts of terrorism, fire, flood or other casualty, labor strikes or picketing, shortages of labor, materials or equipment, unusual or onerous government regulations, unusually severe weather or other causes beyond such party’s reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated as a fixed date, a fixed time, or a “reasonable time” and such time shall be deemed to be extended by the period of such delay.

32. Lessor’s Delivery of the Leased Premises; Early Access. LESSOR shall substantially complete the work set forth on Exhibit D (the “LESSOR’S Build-Out”), at LESSOR’S sole cost and expense, prior to delivery of the Lease Premises to LESSEE on or before November 1, 2009 (or the Outside Termination Date as the case may be under Section 1 hereof). The Delivery Date shall be established by delivery of a notice to LESSEE informing it that the LESSOR’S Build-Out is substantially complete and that there is a valid Certificate of Occupancy for the Leased Premises and Building, and by turning over the Leased Premises to the LESSEE (the “Delivery Notice”), which Delivery Notice shall be delivered to LESSEE at least five (5) days prior to the Delivery Date; provided, however, that the LESSOR’S Build-Out shall not be deemed substantially complete and the Delivery Date shall not be deemed to occur unless and until all LESSOR’S Build-Out has been performed, other than any routine details of construction, the non-completion of which does not materially interfere with LESSEE’S use of the Premises (the “Punch List Items”). Following the Delivery Notice, LESSEE shall have the right to inspect the Leased Premises with LESSOR for purposes of agreeing upon the Punch List Items. With the exception of the Punch List Items and any latent defects, LESSEE shall be deemed to have accepted the condition of the Premises as of the

Delivery Date. LESSOR represents that it currently a has Certificate of Occupancy for the 4th and 5th floors of the Building allowing use for general office, which includes laboratory use, and upon performance of LESSOR’s Build-Out and delivery of the Leased Premises on the Delivery Date, LESSEE may use the Premises for its Permitted Uses; subject however to requirements for alterations LESSEE may perform after the Delivery Date and other permits that are LESSEE’s responsibility hereunder to identify, procure and maintain.

LESSOR shall deliver the Leased Premises on the Delivery Date in its “AS/IS” condition in all respects and without representations or warranties of any kind or nature, except as otherwise set forth herein and also except that (i) they conform to LESSOR’s standard Building specifications and that they comply with applicable laws, codes and ordinances, including without limitation the Americans with Disabilities Act, (ii) all base building systems serving the Premises, including without limitation electrical, plumbing and HVAC systems, are in good operating condition and repair, and (iii) the laboratory-specific mechanical, electrical, acid neutralization, HVAC and plumbing systems within or serving the Premises are delivered in good operating condition and repair. Additionally, on the Delivery Date the Leased Premises shall be delivered with a separate acid neutralization system for LESSEE’s exclusive use, and expressly subject to LESSEE’s obligation to obtain its own MWRA permit therefor. It is the intention of the parties that substantial completion of LESSOR’s Build-Out shall be deemed to be the “turnkey” condition contemplated herein. LESSOR shall complete the Punch List Items after the Delivery Date, in a timely and complete fashion, in a manner that does not interfere with LESSEE’s use and occupancy of the Premises, and in any event within thirty (30) days of the Delivery Date (subject to availability of labor and materials, and any Force Majeure occurrences).

Provided that LESSEE does not interfere with any LESSEE Build-Out work being performed by LESSEE or its contractors, LESSEE shall have the right to access the Leased Premises prior to the Delivery Date (but at all times through and in coordination with the LESSOR) to make its initial improvements to the Premises, including but not limited to installing cabling and related equipment for voice, data and security systems and equipping the Premises for laboratory and research use, commencing within 10 days after execution of this Lease by LESSOR and LESSEE for the cabling work, and upon LESSOR’s approval of LESSEE’s plans and specifications as contemplated above for any other work. LESSEE shall deliver copies of LESSEE’s plans and specifications for its cabling work for voice, data and security prior to the commencement of such work by LESSEE, subject to LESSOR’s approval which approval shall not be unreasonably withheld, conditioned or delayed, LESSEE’s customized improvements to the Leased Premises, including without limitation all cabling and laboratory equipment shall be provided and installed at LESSEE’s sole cost and expense.

Notwithstanding the Delivery Date or subsequent Commencement Date as contemplated in Section 1 hereof, this Lease shall take effect and be binding upon the parties hereto as of its execution.

Notwithstanding any provision to the contrary contained in this Lease, LESSEE shall also be entitled to reasonable access to the Leased Premises from time to time, through and accompanied by the LESSOR, upon execution of this Lease for the purpose of planning its interior design and layout.

33. Option to Extend. LESSEE, provided there is no uncured default at the time of exercise nor have there been more than two Material Defaults (as defined below), shall have the option to extend the Term of this Lease as to the Leased Premises, on the terms and conditions herein, for one additional period of thirty six (36) months at the then current “Market Rent”, (including annual escalations thereon for each year of the extended term based on increases in the Consumer Price Index or fixed increases, as the case may be, as determined by then prevailing market forces), (herein, the “Extended Term”). For purposes of this Section 33, a Material Default shall be any breach of LESSEE’S obligations beyond applicable cure periods to pay the Security Deposit Amount or any installment of Annual Base Rent or any Additional Rent as set forth in Section 21(a), to comply with LESSEE’S insurance requirements under Section 17 or environmental requirements under Section 26 or the occurrence of a bankruptcy or other events set forth in Section 21(c). Said Extended Term shall commence, subject to proper exercise in each instance of LESSEE’S option hereunder, on the Termination Date of the original Term, and shall terminate on that date which is thirty six (36) consecutive months after the original Termination Date. LESSEE shall exercise its option by delivering to LESSOR its written notice not later than nine (9) full months prior to the original Termination Date. Once delivered, written notice to extend is irrevocable.

“Market Rent” as used herein shall be that rent charged for comparable first class research laboratory and office space in the mid-Cambridge submarket as of the end of the original Term, but in no event shall “Market Rent” for the Premises be deemed to be less than Annual Base Rent under this Lease for the last Lease Year (annualized) of the Original Term. If, after good faith attempts prior to the expiration of the original Term, the LESSOR and LESSEE cannot agree on a figure representing Market Rent, then either party, upon written notice to the other, may request arbitration of the issue as provided in this section. Within fourteen (14) days of the request for arbitration, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing of commercial real estate in greater Boston/Cambridge to serve as that party’s appraiser. Each appraiser shall be paid by the party selecting him or it. The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection. The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the Market Rent. They shall make their determination in writing, including a statement if such is the case, that they are at an impasse. Such a statement of impasse shall be submitted to the parties along with the Market Rent figure which each appraiser has selected and his reasons and substantiation therefor. The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in greater Boston, who shall evaluate the reports of the two original appraisers and within fourteen (14) days of submission of the issue to him, make his own determination as to a figure representing Market Rent. The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice shall be binding upon the parties.

Annual Base Rent and Additional Rent during any Extended Term shall be payable in advance, in equal monthly installments on the first day of each calendar month.

34. Extended Term Additional Rent. LESSEE in addition to the sums payable annually to LESSOR as Annual Base Rent, shall pay to LESSOR for each year of any Extended Term, as Additional Rent, LESSEE’S Allocable Percentage (as determined by the approximate total rentable space leased) for Operating Expenses, Real Estate Taxes and Utilities as contemplated in Sections 3, 4 and 7 hereof.

35. Estoppel Certificates. Upon not less than fifteen days prior written request by either party, the other party shall execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect and that LESSEE has at the time of such statement no defenses, offsets or counterclaims against its obligations to pay Annual Base Rent and Additional Rent and any other charges (in the case of any such certificate to be delivered by LESSEE) and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Annual Base Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchase or mortgagee of the Premises, or any prospective assignee of any such mortgagee or, as applicable the LESSOR or LESSEE.

36. Governing Law. This Lease constitutes the full and complete agreement between the parties shall be construed under and according to the laws of the Commonwealth of Massachusetts. Any provision of this Lease which is deemed void or unenforceable shall not invalidate or render void or unenforceable the entire Lease.

37. Recordation. LESSOR and LESSEE agree to execute and deliver a Notice of Lease substantially in the form attached as Exhibit G for recording at the Middlesex South District Registry of Deeds and/or for registration with the Middlesex South Registry District of the Land Court.

[Execution Pages Follow]

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and seals and intend to be legally bound hereby as of the date first set forth above.

LESSOR

RIVERTECH ASSOCIATES II, LLC

By Rivertech Associates II, Inc.,

its duly authorized Manager

By:	/s/ Robert Epstein
Robert Epstein, President

LESSEE

CERULEAN PHARMA INC.

By:	/s/ Oliver Fetzer
Oliver Fetzer, President and Treasurer

CORPORATE OFFICER’S CERTIFICATE

The undersigned, hereby certifies f 1) that the undersigned is the duly elected President and Treasurer of the corporation executing this Lease, (2) that the LESSEE’S Board of Directors has duly decided as required by law and the LESSEE’S governing documents that the LESSEE shall enter into this Lease and has duly empowered the person who executed this Lease to do so in the name of and on behalf of the LESSEE and (3) that the LESSEE’S execution and performance of this Lease is consistent with and does not contravene or violate the governing documents under which LESSEE is organized .

/s/ Jean M. Silveri
Jean M. Silveri

Secretary
[Corporate Title]

9/8/09
[Date Signed]

Attach appropriate resolutions

INDENTURE OF LEASE

by and between

RIVERTECH ASSOCIATES II, LLC

(“LESSOR”)

and

CERULEAN PHARMA INC.

(“LESSEE”)

RIVERSIDE TECHNOLOGY CENTER

840 Memorial Drive

Cambridge, Massachusetts

LEASE EXHIBITS

CERULEAN PHARMA INC. LEASE

EXHIBIT A

See Lease Plan attached hereto and incorporated herein

2

Freight Elevator
CONFERENCE
Biology Lab

Office

Laboratory & Lab Support

Riverside Technology Center
840 Memorial Drive
Cambridge, MA

Floor Five

14,166RSF

CERULEAN
Pharma Inc.

June 22, 2009

CERULEAN PHARMA INC. LEASE

EXHIBIT B

See Operating Expense Schedule attached hereto and incorporated herein

3

Operating Expenses 2008

840 Memorial Drive - Riverside Technology Center

DESCRIPTION	Total	FSF

HEAT	$64,285	$0.50

BUILDING ELECTRIC	$393,372	$3.05

WATER & SEWER	$19,053	$0.15

ELEVATOR MAINTENANCE	$15,398	$0.12

PARKING/CAFE EXPENSE	$27,770	$0.22

RUBBISH REMOVAL	$17,526	$0.14

INSURANCE	$33,304	$0.26

GROUNDS CARE	$24,004	$0.19

LEGAL/ACCT/ADMIN	$16,771	$0.13

JANITORIAL SERVICES	$37,737	$0.29

GENERAL MAINTENANCE	$50,100	$0.39

HVAC MAINTENANCE	$45,383	$0.35

LIFE SAFETY SYSTEMS	$24,188	$0.19

MANAGEMENT *	$281,571	$2.18

Total Operating Expenses	$1,050,462	$8.16

Real Estate Taxes (FY 2009)	$735,231	$5.70

*	Based upon 5% of Income but not less than this amount

Tenant’s Applicable Percentage Is as follows:

As to the Leased Premises: 11.04%.

3

CERULEAN PHARMA INC. LEASE

EXHIBIT C

See Letter of Credit Form attached hereto and incorporated herein

4

[Issuing Bank Letterhead]

STANDBY LETTER OF CREDIT NUMBER:  [Insert #]        Date:  [Insert Date]

BENEFICIARY	APPLICANT

RIVERTECH ASSOCIATES II, LLC
C/o The Abbey Group 575 Boylston Street 8th Floor Boston, Massachusetts 02116	[Insert Applicant’s Name Address]

Gentlemen:

At the request and on the instructions of [Insert Tenant Name], we hereby issue our Irrevocable Letter of Credit in your favor in an amount not to exceed in the aggregate USD [Insert Amount] available by your draft(s) drawn at sight on [Insert Bank Name] when accompanied by the following:

(1)	The original of this Letter of Credit and amendment(s) if any.

(2)	A statement, on the letterhead of and purportedly signed by an authorized officer of the Beneficiary, dated the same date as the draft, exactly in the format of the attached Exhibit A.

This Letter of Credit, including the attached EXHIBIT A (which form an integral part of the Credit), sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

It is a condition of this Letter of Credit that it shall be automatically extended, without amendment, for an additional period of one (1) year from the present or any further expiration date, unless forty five (45) days prior to such date, we notify you in writing by overnight courier service that we elect not to renew this Letter of Credit for any such additional period. The FINAL EXPIRY DATE is [Insert Final Expiration Date]. Our notice of non renewal will be sent to the Beneficiary, at the address given in this Letter of Credit, unless we are otherwise notified by the Beneficiary, in writing via registered mail, return receipt requested, of a charge of address.

Drafts drawn hereunder must be marked: “Drawn under [Insert Issuing Bank Name] Irrevocable Letter of Credit Number [Insert Number] dated [Insert Date].

We engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon delivery of documents to us at [Insert

Presentation Location] if presented on or before the close of business on [Insert Initial Expiration Date] or any automatically extended date.

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce, Publication No: 400.

Very truly yours,

Authorized Signature	Authorized Signature

IRREVOCABLE LETTER OF CREDIT

Exhibit A

The undersigned is a duly authorized agent of the Landlord, familiar with the Lease to                     , dated                     ; hereby affirms that there has occurred an event of default under the Lease that has not been cured within any allowed notice, grace and cure periods (or alternatively, the Letter of Credit has not be timely renewed as required by the Lease); and that Landlord is entitled to liquidate this Letter of Credit to satisfy said default (or renewal obligations) under the terms and conditions of the Lease, in the amount of $            .

RIVERTECH ASSOCIATES II, LLC

(Landlord)

By:

CERULEAN PHARMA INC. LEASE

EXHIBIT D

See ‘‘Landlord’s Build-Out” specifications attached hereto and incorporated herein

5

CERULEAN PHARMA, INC.

Floor Five

840 Memorial Drive

Cambridge, MA

July 22, 2009

SCOPE OF WORK FOR FACILITY

ADMINISTRATIVE AREA

Partitions: Partitions to be located as indicated on accompanying plan. Existing offices shall be re-used except where otherwise indicated. Existing and new walls to be comprised of gwb over steel studs and will extend from floor to the underside of suspended ceiling. A “tea room” shall be created as indicated in the plan by removing one wall and door in the offices across from the kitchen.

Walls and trim shall be finished with one additional coat of water based paint in building standard color. Additional contrast color on the “entry wall” will be provided if requested by tenant.

Entry Door: Entry to consist of existing glass door with glass sidelight.

Doors: Existing doors to be reused and relocated as necessary. All hardware to be lever handles with brushed stainless finish. New doors to be oak with clear polyurethane finish and lever handles to match existing. Existing push button lock to existing IT room shall be removed and replaced with passage hardware. Doors of offices with existing locksets shall have individual keys with a master key to operate all locks. New door from reception to kitchen hall to be added per plan. Upon request of Tenant, Landlord will take the inner door at office suite opposite conference room and relocate the door to create two distinct offices and access to hall for inner office. Tenant agrees to pay Landlord, prior to taking possession of the premises, for the actual costs of such relocation, not to exceed $6,800, for the moving of this door if requested by Tenant.

Glass panels: Where they exist, glass panels in oak frames will remain.

Floors: All existing carpet and vinyl base shall be removed. All office and conference areas shall be covered with Shaw Contract nylon loop carpet from “Turn Key Collection” or equal. Tenant’s choice of color & pattern from those submitted by Landlord and available in “Extreme Quick-Ship” series. The kitchen, “tea room”, IT room and corridor adjacent to these rooms shall be finished with 12x12 vinyl composition tile in tenant’s choice of standard color, 4” vinyl cove base shall be installed at intersection of walls and carpet/vct.

Ceilings: Newly replaced ceiling tiles to remain. Stained or damaged ceiling tiles to be replaced. Sprinkler head escutcheons shall be replaced where missing.

Lighting: Newly replaced ceiling lights to remain, any non-functioning bulbs/ballasts to be replaced.

Kitchen: The existing kitchen shall be re constructed as indicated in the drawing consisting of new upper and lower plastic laminate cabinetry and shall include a stainless steel sink with faucet, a new dishwasher and space for an 18cu ft refrigerator (to be provided by Tenant). Walls shall be painted and a new vinyl tile floor shall be installed. An active exhaust fan and grille shall be provided in the kitchen area to provide exhaust for the kitchenette.

HVAC: The base building HVAC distribution system will be inspected and adjusted as necessary to assure distribution, airflow, and proper operation of thermostats and variable air volume (VAV) boxes. Where they exist, supplemental air conditioning shall be inspected and put in operable condition. The existing supplemental air conditioning unit located in the existing IT room shall be serviced to assure proper operation. The tenant shall enter into a preventive maintenance program with an approved HVAC sub contractor for the term of the lease to service all supplementary air conditioning units.

Electrical: Landlord shall provide electrical outlets throughout the administration area and the office space in the R&D area in the form of existing and new 110v outlets as required to meet code requirements. All utilities servicing the tenant’s premises and equipment will be separately metered and billed to tenant on a monthly basis based upon an estimate with a true-up based on the actual readings at the end of each calendar year.

Furnishings: No reception desk cubicles, work stations or furniture of any sort shall be provided by the landlord.

Card Access: Landlord will leave existing card access pads for tenant to incorporate into their system at tenant’s expense.

R&D AREA

Partitions: Partitions to be located as indicated on accompanying plan. Existing and new walls to be comprised of 5/8”gwb over steel studs and will extend from floor to the underside of suspended ceiling. Walls and trim shall be finished with one additional coat of water based paint in building standard color. The half wall and curtain track in the library area shall be removed but the existing shelving shall remain. Shelves in “tissue culture lab” to be removed and wall repaired.

Doors: Existing doors to be reused and relocated as necessary. New doors to be oak veneer with clear polyurethane finish. All hardware to be lever handles with brushed stainless finish.

Floors: Existing vinyl and base shall remain. The carpet and vinyl base shall be removed in the library/cubicle area and the lab manager’s office and replaced with Shaw Contract nylon loop carpet from “Turn Key Collection” or equal in Tenant’s choice of color & pattern from those submitted by Landlord and available in “Extreme Quick-Ship” series. Seamless vinyl (Medintech or equivalent) with integral cove base shall be installed in the tissue culture room and autoclave/glass-wash area. New vinyl tile and base shall be installed in the two future “clean room” areas. Carpet in the “systems” office space shall remain, but the existing vinyl base shall be cleaned.

Ceilings: The newly installed ceiling tiles shall remain. Stained or damaged ceiling tiles to be replaced. Sprinkler escutcheons shall be replaced where missing.

Lighting: Existing new 2x4 and 2x2 fluorescent lights shall remain, any non-functioning lights or ballasts to be replaced.

HVAC: The base building HVAC distribution system will be inspected and adjusted as necessary to assure distribution, airflow, and proper operation of thermostats. Existing supplemental air conditioning units in the “equipment room” and the “tissue culture lab” shall be inspected, put in operable condition. The eight existing fume hoods shall be connected to an exhaust system located on the roof and balanced to provide an average of 1,000cfm/hood. An air flow monitoring system as specified by the tenant (equivalent to TEL AFA 500 audio-visual airflow monitor) shall be provided and installed on each of the existing fume hoods by the landlord. The existing make up air system shall be serviced and adjusted to accommodate the requirements of the fume hoods and ducted to the main laboratory. All natural gas servicing the lab, including the make up air units, shall be submetered and billed to tenant on a monthly basis based upon estimates with a true-up based on actual readings at the end of each calendar year. All mechanical systems shall be inspected, serviced and warranted for proper operation for a period of twelve months provided tenant enters into and pays for a preventative maintenance agreement with the building approved HVAC technician. All tenant-related mechanical equipment shall be put on a preventive maintenance agreement with an approved HVAC sub contractor, agreeable to the landlord and paid for by the Tenant for the duration of the Lease. The existing exhaust trunk line which is located along the rear wall of the lab shall be attached to an exhaust fan to be located on the roof and shall provide approximately 500cfm exhaust. Connection of this duct by “elephant trunks”, etc shall be the responsibility of the tenant.

Plumbing and Waste: The main cold water supply to the lab shall be located outside the autoclave/glasswash room along with a water check meter and a backflow prevention device. A new hot water heater shall be located in the glasswash room. The existing stainless steel lab sinks with deck mounted eyewashes shall remain in the laboratory benches as indicated in the plan. A similar sink and sink base cabinet shall be provided in the tissue culture suite. A new plastic laminate benchtop shall be provided in the equipment area as indicated in the plan. Tenant shall provide an ice machine which the landlord shall install adjacent to the backflow prevention device. All lab waste shall be contained in polyethylene piping and lead to an acid waste system consisting of the existing polypropylene tank with limestone chips located in an accessible location below the premises.

Electrical: Landlord shall provide power to various locations within the laboratory in the form of existing 110v and 208v outlets. The main electrical room shall be located as indicated in the drawing and shall contain one 110/208v 100 amp panel fed by the existing backup generator located on the roof. Maintenance of the backup power system shall be done by the landlord and reimbursed to landlord on a pro rata basis by the tenant(s) who utilize it which will be based on the amps each tenant has. If tenant is the only user hooked into the existing backep generator then they would pay for all maintenance for the existing backup generator. Distribution of power from this panel shall be the responsibility of the tenant.

Utilities: All electrical power, natural gas and water to the tenant’s premises and equipment will be separately metered and billed to tenant on a monthly basis based upon estimates with a true-up based on actual readings at the end of each calendar year

Specialties: The existing glasswasher shall remain in place and be serviced to assure proper operation. If the glasswasher cannot be made operable, Tenant shall be notified and may request that landlord remove prior to occupancy

The existing cold room shall be removed. Repairs to the floor, ceiling, walls and lights shall be made to integrate this space into the adjacent existing equipment area.

New reagent shelves shall be installed on the remaining three benches which do not have them.

If required, any “berming” of existing cup sinks within the existing fume hoods shall be the responsibility of the tenant.

The existing copper line in the corner of the “dry” lab shall be cut and capped at the ceiling. In addition, the damaged oak sill within the “dry” lab shall be repaired or replaced.

Landlord will repair the damaged case work on the end panel in the glasswash area sink. All other case work is to be delivered as-is.

The acquisition of all permits from local, state and federal agencies required to commence operation within the space will be the responsibility of the tenant. The laboratory “site clearance report” prepared for the previous tenant shall be provided to the new tenant.

CERULEAN PHARMA INC. LEASE

EXHIBIT E

See LESSEE’S list attached hereto and incorporated herein

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Exhibit E

List of “Permitted Items”

1.	Mouse tumor cell lines from ATCC and the National Cancer Institute (NCI)

2.	Human tumor cell lines from ATCC and NCI (all BL2 or less and all tested negative for viruses including HIV, hepatitis, etc.)

3.	Mouse plasma

4.	Human plasma (tested negative for viruses including HIV, hepatitis, etc.)

5.	Heat-inactivated bovine serum

6.	Non-human antibodies for ELISA tests

CERULEAN PHARMA INC. LEASE

EXHIBIT F

See lender SNDA Form attached hereto and incorporated herein

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Recording Requested by

and when Recorded return to:

WELLS FARGO BANK, N.A.

Commercial Mortgage Servicing

1320 Willow Pass Road, Suite 300

Concord, CA 94520

Attention: CMS Asset Admin.

Loan No.: 700201416

SUBORDINATION AGREEMENT

and

ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant’s Trade Name:

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE MORTGAGE (DEFINED BELOW).

This SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of             , by and between                    (“Tenant”) and LASALLE BANK NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004 -TOP 14 (“Lender”), with reference to the following facts and intentions of the parties:

R E C I T A L S

A.	(“Owner”) is the owner of the land and improvements commonly known as and more specifically described in Exhibit B attached hereto (“Property”) and the owner of the Landlord’s interest in the lease identified in Recital B below (“Lease”).

B.	Tenant is the owner of the tenant’s interest in that lease dated , executed by Owner, as landlord, and Tenant, as tenant, as amended by instrument(s) dated . (Said lease is collectively referred to herein as the “Lease”).

C.	Owner is indebted to Lender under a promissory note in the original principal amount of $ , which note is secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”), dated and recorded in the Official Records of the County of , State of (“Mortgage”).

THEREFORE, The parties agree as follows:

1.	SUBORDINATION.

1.1	Prior Lien. The Mortgage, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien or charge on the Property prior and superior to the Lease.

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1.2	Entire Agreement. This Agreement shall he the whole agreement and only agreement with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

1.3	Disbursements. Lender, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part

1.4	Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant’s right, title and interest in and to the Property, to the lien of the Mortgage.

2.	NON-DISTURBANCE AND ATTORNMENT.

2.1	Non-Disturbance. Notwithstanding anything to the contrary contained in the Lease, so long as there shall exist no breach, default or event of default (beyond any period given to Tenant in the Lease to cure such default) on the part of Tenant under the Lease at the time of any foreclosure of the Mortgage, Lender agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease.

2.2	Attornment. Notwithstanding anything to the contrary contained in the Lease, should title to the leased premises and the landlord’s interest in the Lease be transferred to Lender or any other person or entity (“New Owner”) by, or in-lieu of judicial or non-judicial foreclosure of the Mortgage, Tenant agrees, for the benefit of New Owner and effective immediately and automatically upon the occurrence of any such transfer, that: (a) Tenant shall pay to New Owner all rental payments required to be made by Tenant pursuant to the terms of the Lease for the remainder of the Lease term; (b) Tenant shall be bound to New Owner in accordance with all of the provisions of the Lease for the remainder of the Lease term; (c) Tenant hereby attorns to New Owner as its landlord, such attornment to be effective and self-operative without the execution of any further instrument; (d) New Owner shall not be liable for any default of any prior landlord under the Lease, including, without limitation, Owner, except where such default is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; (e) New Owner shall not be subject to any offsets or defenses which Tenant may have against any prior landlord under the Lease, including, without limitation, Owner, except where such offsets or defenses arise out of a default of the prior landlord which is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; and (f) New Owner shall not be liable for any obligations of landlord arising under the Lease following any subsequent transfer of the title to the leased premises by New Owner.

3.	ESTOPPEL. Tenant warrants and represents to Lender, as of the date hereof, that:

3.1	Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.

3.2	No Default. To the best of Tenant’s knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

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3.3	Entire Agreement. The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

3.4	Minimum Rent. The annual minimum rent under the Lease is $ , subject to any escalation, percentage rent and/or common area maintenance charges provided in the Lease. The “Base Year” for any escalation is 20 .

3.5	Rental Payment Commencement Date: The rents stated in Section 3.4 above will begin or have begun on .

3.6	Rentable area. The rentable area of the leased premises is square feet.

3.7	Commencement Date. The term of the Lease commenced or will commence on .

3.8	Expiration Date. The term of the Lease will expire on .

3.9	No Deposits or Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (if none, write “None”).

3.10	No Other Assignment. Tenant has received no notice, and is not otherwise aware of, any other assignment of the landlord’s interest in the Lease.

3.11	No Purchase Option or Refusal Rights. Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows: (if none, write “None”).

4.	MISCELLANEOUS.

4.1	Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term “Owner” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

4.2	Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Tenant:	Lender:
NAME OF TENANT HERE
Wells Fargo, N.A., as Master Servicer Attn: Asset Administration
FAX No.:	1320 Willow Pass Road, Ste 300 Concord, California 94520

FAX No.: 925-685-1259

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

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4.3	Counterparts. This Agreement may he executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

4.4	Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

4.5	Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entided to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

5. INCORPORATION. Exhibit A, the Owner’s Consent is attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

“LENDER”

LASALLE BANK NATIONAL ASSOCIATION, as Trustee for Bear Steams

Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through

Certificates, Series 2004 -TOP 14

By:	Wells Fargo Bank, National Association, as Master Servicer under the Pooling and Servicing Agreement dated as of May 1, 2004, among Bear Stearns Commercial Mortgage Securities Inc., Wells Fargo Bank, National Association, Centeriine Servicing Inc. (f/k/a Arcap Servicing Inc.), LaSalle Bank National Association and ABN AMRO Bank N.V.

By:
Name:
Title:

“TENANT”

NAME OF TENANT HERE

By:
Its:

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

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ALL SIGNATURES MUST BE ACKNOWLEDGED.

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EXHIBIT A

OWNER’S CONSENT

The undersigned, which owns or is about to acquire the Property and the landlord’s interest in the Lease, hereby consents to the execution of the foregoing SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, and to implementation of the agreements and transactions provided for therein.

“OWNER”

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EXHIBIT B

(Description of Property)

EXHIBIT B to SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of             , executed by             , as “Tenant”, and                     , “Lender”.

All that certain land located in the County of             , State of             , described as follows:

CERULEAN PHARMA INC. LEASE

EXHIBIT G

See Notice of Lease attached hereto and incorporated herein

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NOTICE OF LEASE

Notice is hereby given pursuant to Chapter 183, Section 4 and Chapter 185, Section 71 of the General Laws, of a lease upon the following terms:

Landlord:	Rivertech Associates II, LLC, a Massachusetts limited liability company

Tenant:	Cerulean Pharma Inc., a Delaware corporation

Premises:	Approximately 14,234 rentable square feet on portions of the fifth floor and fourth floor of the building located on the land known and numbered as 840 Memorial Drive in Cambridge, Massachusetts, as such land is more particularly described on Exhibit A attached hereto.

Term:	40 months, beginning on , 2009, subject to one (1) right to extend the Term for 36 months pursuant to Section 33 of the Lease

Date of Lease:	August , 2009

The premises demised by the Lease constitute a portion of the premises registered in the name of the Landlord in Certificate of Title No.             , issued by Middlesex South Registry District of the Land Court.

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference. The parties hereto do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease.

Executed as an instrument under seal as of the          day of                     , 2009.

LANDLORD:	TENANT:

RIVERTECH ASSOCIATES II, INC. a Massachusetts limited liability company	CERULEAN PHARMA INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

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COMMONWEALTH OF MASSACHUSETTS

, ss.	, 2009

On this      day of                     , 2009, before me, the undersigned notary public, personally appeared             , proved to me through satisfactory evidence of identification, which was                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as                      for Rivertech Associates II, LLC.

                                         (official signature and seal of notary)

My commission expires

COMMONWEALTH OF MASSACHUSETTS

, ss.	, 2009

On this      day of                     , 2009, before me, the undersigned notary public, personally appeared             , proved to me through satisfactory evidence of identification, which was                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, as                      for Cerulean Pharma Inc.

                                         (official signature and seal of notary)

My commission expires

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EXHIBIT A

Legal Description

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RIVERSIDE TECHNOLOGY CENTER

LEASE EXTENSION AND MODIFICATION AGREEMENT

TO THE LEASE BETWEEN

RIVERTECH ASSOCIATES II LLC AND CERULEAN PHARMA, INC.

This Lease Extension and Modification Agreement entered into this 6th day of June, 2012 by and between Rivertech Associates II LLC, a Massachusetts limited liability company with a principal address c/o The Abbey Group, 575 Boylston Street Boston, Massachusetts 02116, (the “Lessor”); and Cerulean Pharma Inc., with a business address at 840 Memorial Drive Cambridge, Massachusetts (the “Lessee”); relative to a certain Lease between Lessor and Lessee dated September 8, 2009 referred to herein as the “Original Lease” for certain office space in the building at 840 Memorial Drive Cambridge, Massachusetts as identified therein (the “Leased Premises”). The Original Lease as modified by this Lease Extension and Modification Agreement shall be referred to herein as the “Lease”.

WHEREAS, the Lessee desires to extend the Term of the Original Lease, which is to expire at the end of the current stated Term on February 28, 2013, on terms and conditions agreeable to both Lessor and Lessee as a modification to the Original Lease, and Lessor assents to such extension of the Term by the Lessee on this basis;

THEREFORE, in consideration of One ($1.00) Dollar and the other good and valuable consideration recited herein, effective and irrevocable as of the date hereof, the Lessor and Lessee hereby agree as follows:

1.	Modification to Original Lease/Extension of Term

Lessee agrees to lease the Leased Premises commencing as of March 1, 2013 for an additional period of three (3) years, beginning on March 1, 2013 (the “Extension Commencement Date”) and ending on February 29, 2016 (the “Termination Date”); which additional period shall be referred to as the “Extended Term” or “Term”. The first Lease Year under this Extended Term starts on March 1, 2013 and ends on February 28, 2014; the second Lease Year under this Extended Term starts on March 1, 2014 and ends on February 28, 2015; and the third Lease Year under this Extended Term starts on March 1, 2015 and ends on February 29, 2016.

Notwithstanding the commencement of the Extended Term on the Extension Commencement Date hereunder, this Lease Extension is to be considered a valid and binding obligation of the parties effective as of the date of execution, with the Original Lease to continue to govern the Lessee’s use and occupancy of the Leased Premises hereunder through the Term of the Original Lease and up to the Extension Commencement Date hereunder. Thereafter, the Original Lease as modified and

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amended by this Lease Extension and Modification Agreement shall conjunctively be the “Lease” as between the parties for the Extended Term.

2.	Terms and Conditions

Lessee shall lease the Leased Premises commencing as of the Extension Commencement Date on the same terms and conditions of the Original Lease, as modified by this Lease Extension and Modification Agreement, with exception only for those provisions as to which Lessor and Lessee have already performed their obligations as of the date hereof, (for example, Lessor has heretofore delivered the Leased Premises and Lessee has accepted the same).

3.	Base Rent and Additional Rent

Base Rent for each lease year of the Extended Term shall be as follows:

First Lease Year:	$ 597,828.00 ($ 49,819.00 per month)
Second Lease Year:	$ 612,062.00 ($ 51,005.17 per month)
Third Lease Year:	$ 626,296.00 ($ 52,191.33 per month)

In all instances Base Rent shall be payable in the corresponding monthly installments set forth above, due on the first of each month, in advance, and in all other respects shall be subject to the same provisions relating to Base Rent as set forth under the Original Lease.

In addition to Base Rent, Lessee shall continue to be responsible to pay all Additional Rent (Operating Expenses) under Section 3 of the Original Lease and all Additional Rent (Taxes) under Section 4 thereof, as invoiced by Lessor during the Extended Term.

All Base Rent, Additional Rent and other sums due as Rent shall be payable and in all other respects shall be governed during the Extended Term as contemplated under the Original Lease. All other costs and expenses for utilities and services and attendant to operation of the Leased Premises shall continue to be borne by the respective parties during the Extended Term as set forth in the Original Lease.

The Security Deposit currently held by the Lessor shall continue to be held by Lessor during the Extended Term (and any Renewal Term as defined herein).

4.	Permitted Uses

The Permitted Uses in the Basic Data of the Original Lease, and all conditions attached thereto, are hereby restated and affirmed and shall govern the use and occupancy of the Leased Premises throughout the Extended Term.

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5.	Leased Premises in “AS/IS” Condition - No Defaults

Lessee hereby acknowledges it is currently in possession of the Leased Premises and accordingly accepts the same for the Extended Term in its current “AS/IS” condition, without representation or warranty of any kind or nature arising from the extension of the Lease by Lessor and Lessee.

Lessor shall make certain improvements and alterations to the office area of the Leased Premises per the attached plan (“Final Plan 5/29/12”) with finishes commensurate with the existing office space of the Leased Premises (the “Improvement Work”). Subject to force majeure, Lessor will cause its contractor to commence the Improvement Work during the week that begins on June 11, 2012 and use commercially reasonable efforts to cause the contractor to substantially complete the Improvement Work within 6 weeks of its commencement, subject to such access limitations as may be imposed by Lessee (as follows) given the scope, timing and sequencing of the work to be performed; but without liability if such work is not complete despite Lessor’s use of commercially reasonable efforts. Lessor will consult with Lessee on the contractor’s daily work hours, and Lessee and Lessor will cooperate so that the contractor performs a significant amount of the Improvement Work outside of Lessee’s normal business hours. During the pendency of the aforesaid Improvement Work, Lessor shall provide Lessee with a conference room in another portion of the Building accommodating twelve (12) individuals at no additional charge therefor.

Lessor and Lessee each acknowledge that to the best of each of their respective knowledge, there are no material defaults by either presently existing under the Lease.

6.	Brokers

The parties hereby agree there are no brokerage or other third party fees or costs involved in this transaction and each agrees to indemnify, defend and hold harmless the other from and against any claims for brokerage fees, commissions or other such payments arising from this transaction.

7.	Parking

Lessee’s rights to parking shall be as set forth in the Original Lease. Tenant shall be entitled to subscribe for additional parking spaces if Lessor determines such spaces are available in the Building garage.

8.	Lessee’s Option to Renew

Lessee, provided it is not then in default under this Lease after notice and the expiration of any applicable cure period, and further provided there have not been more than two Material Defaults (as defined in Section 33 of the Lease) during the Lease Term, shall have an option to extend its tenancy as to the Leased Premises, on the terms and

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conditions herein, for one additional period of thirty six (36) months at the then current “Market Rent”, (including annual escalations thereon for each year of the extended term based on increases in die consumer price index or fixed Increases, as the case may be, in accordance with then prevailing market forces), (herein, the “Renewal Term”). Said Renewal Term shall commence, subject to proper exercise of Lessee’s option hereunder, at the end of the Extended Term, and shall terminate on that date which is thirty six (36) months after the end of this Extended Term.

Lessee shall exercise its option by delivering to Lessor its written notice not later than nine (9) full months prior to the end of this Extended Term (i.e. prior to the start of the third Lease Year hereunder). Once delivered, written notice to extend is irrevocable.

“Market Rent” as used herein shall be that rent charged for comparable first class research laboratory and office space in the mid-Cambridge submarket as of the end of the original Term; but in no event shall “Market Rent” for any year of the Renewal Term be less than that figure payable by Lessee for the third Lease Year of this Extended Term. If, after good faith attempts, but no later than sixty (60) days prior to the expiration of the original Term, the Lessor and Lessee cannot agree on a figure representing Market Rent, then either party, upon written notice to the other, may request arbitration of the issue as provided in this section. Within fourteen (14) days of the request for arbitration, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing of commercial real estate in greater Boston/Cambridge to serve as that party’s appraiser. Each appraiser shall be paid by the party selecting him or it. The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection. The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the Market Rent. They shall make their determination in writing, including a statement if such is the case, that they are at an impasse. Such a statement of impasse shall be submitted to the parties along with the Market Rent figure which each appraiser has selected and his reasons and substantiation therefor. The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in greater Boston, who shall evaluate the reports of the two original appraisers and within fourteen (14) days of submission of the issue to him, and make his own determination as to the figure representing Market Rent. The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice shall be binding upon the parties. Notwithstanding the foregoing, in no event shall Market Rent for the first Lease Year of the Extended Term be less than the Annual Base Rent for the last year of the Term prior to such Extended Term based on the monthly installment thereof for the last month thereof.

Annual Base Rent and Additional Rent during the Renewal Term shall be payable in advance, in equal monthly installments on the first day of each calendar month.

Lessee shall continue to pay Additional Rent (Operating Expenses) and Additional Rent (Real Estate Taxes) during the Renewal Term. All Base Rent, Additional Rent and other sums due as Rent shall be payable and in all other respects shall be governed during the Renewal Term as contemplated under the Original Lease. All oilier costs and expenses

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for utilities and services and attendant to operation of the Leased Premises shall continue to be borne by the respective parties during the Renewal Term as set forth in the Original Lease. (See Lease sections 3, 4 and 7).

9.	Expansion Space Option

Lessee, provided it is not then in default after notice and the expiration of any applicable cure period, and further provided it shall not have defaulted beyond any applicable notice and cure period during the Lease Term, is hereby entitled to receive advance written notice, as a right of first offer from Lessor during the Term of this Lease (as it may be extended), that certain contiguous space on the fifth (5ih) floor of the Building (currently occupied by Seaside Therapeutics, LLC) (the “ROFO Space”) will be offered to third parties for leasing (the “ROFO Notice”), which ROFO Notice shall set forth the Rent and other economic terms at which such space will be so offered.

Lessee shall be entitled to receive a ROFO Notice and to exercise its ROFO Rights (as defined below) as follows:

Lessee shall have the right, within twenty one (21) days from the delivery of Lessor’s ROFO Notice, to elect to lease the ROFO Space at the Rent, term, and other economic terms specified in Lessor’s ROFO Notice and otherwise on the terms of this Lease or to negotiate with Lessor and to execute a binding letter of intent to lease said space at a Rent and on other terms and conditions mutually agreeable to Lessor and Lessee (the Lessee’s “ROFO Rights”). If Lessee shall not elect to lease such space, or if no binding letter of intent with alternate Rent and terms is executed by Lessor and Lessee during that twenty one (21) day period, then Lessor shall be free to market and lease the space offered by the ROFO Notice to any third party, in its sole discretion and without any continuing obligation to Lessee under this Section 9 except as set forth below. Lessee’s actual rights to lease and occupy the ROFO Space shall be contingent upon and shall accrue only if and when the ROFO Space is vacated and surrendered by the current lessee and occupants thereof.

If Lessee shall fail to elect to lease any space offered by the ROFO Notice as aforesaid, then notwithstanding anything to the contrary contained in the preceding paragraph Lessor may thereafter lease such space to any third party at a Rent of not less than 90% of the Rent proposed to Lessee in the applicable ROFO Notice (comparatively equalized to account for all factors contributing to the determination of Rent for the premises); but if the proposed lease to any third party is less than 90% of the Rent proposed in the applicable ROFO Notice (comparatively equalized as aforesaid), then Lessor shall be required to re-offer the space to Lessee pursuant to this section.

Time is of the essence in the exercise of Lessee’s ROFO Rights as set forth above.

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10.	Termination of Lease on New Lease Execution

If Lessor and Lessee enter into a new separate lease for space in the Building equal to or greater than twenty thousand (20,000) rentable square feet and for a term of three (3) years or greater (without obligation by” either party to do so by any terms or provisions of this Lease Extension agreement) then Lessor will terminate the Original Lease as modified hereby as of the rent commencement date of said new lease; and Lessee shall vacate and surrender the Leased Premises hereunder at a date mutually agreeable to Lessor and Lessee.

11.	Exhibit E Supplementation and Substitution

Lessor and Lessee hereby agree that Exhibit E under the Original Lease is hereby superseded by Exhibit E attached hereto.

12.	Integration of Documents; Supremacy

The parties hereto intend that this Lease Extension and Modification Agreement operates to amend and modify the Original Lease, and that those two documents shall be interpreted conjunctively; with any express conflict between the two to be resolved in favor of the stated terms of this Lease Extension and Modification Agreement. Except as modified hereby, all other terms and conditions of the Original Lease shall remain unchanged and enforceable in a manner consistent with this Lease Extension And Modification Agreement.

This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Any provisions deemed unenforceable shall be severable, and the remainder of this Lease Extension and Modification Agreement and the Original Lease shall be enforceable in accordance with their terms.

Witness our hands and seals as of the date first written above.

LESSOR
RIVERTECH ASSOCIATES II, LLC

By:	/s/ illegible

its duly authorized Manager

LESSEE

CERULEAN PHARMA, INC.

By:	/s/ Jean M. Silveri

6

its duly authorized President/Vice President

By:	/s/ Karen L. Roberts

Its duly authorized Treasurer/Ass’t Treasurer

7

Exhibit E

List of “Permitted Items”

1.	Mouse tumor cell lines from ATCC, NCI and other vendors. All cell lines are classified as BL-1 by the respective sources.

2.	Human tumor cell lines from ATCC, NCI, Cell Biolabs, AddexBio and other vendors. All cell lines are classified as BL-1 by the respective sources.

3.	Human, mouse and rat plasma. Human plasma tested negative for pathogens, e.g., HIV, hepatitis, etc.

4.	Human blood and blood cells, tested negative for pathogens, e.g., HIV, hepatitis, etc.

5.	Human, monkey, dog, mouse and rat urine

6.	Human antibody drugs, e.g., Humira

7.	Monkey, mouse rat and dog blood.

8.	Formalin-fixed human tissue and histology slides

9.	Monkey, bovine, goat and horse serum

10.	Recombinant human proteins, e.g., growth factors

11.	Goat, mouse, rabbit and rat antibodies, e.g., for ELISA and tissue staining use

Freight Elevator
Biology Lab
Biology Lab
BL2 LAB
M
W
Library
Reception

Riverside Technology Center
840 Memorial Drive
Cambridge, MA

Floor Five

Revised Final Plan 6/29/12

Office

Laboratory

Laboratory Support

Freight Elevator
Biology Lab
Biology Lab
BL2 LAB
M
W
Break Room
Reception
Biology Lab
Chemistry Bay

Riverside Technology Center
840 Memorial Drive
Cambridge, MA

Floor Five

Revised Final Plan 5/29/12

Office

Laboratory

Laboratory Support

Cerulean Pharma, Inc.

Riverside Technology Center

840 Memorial Drive

Cambridge, MA 02139

June 5, 2012

VIA FEDERAL EXPRESS

Rivertech Associates II, LLC

(Attn: Dan Garvey, CFO)

c/o The Abbey Group

575 Boylston Street

Boston, Massachusetts 02116

Re:	Lease dated September 8, 2009 between Rivertech Associates II, LLC, as Lessor, and Cerulean Pharma, Inc., as Lessee (the “Lease”)

Dear Sir:

This letter constitutes notice to Rivertech Associates II, LLC (“Rivertech”), as Lessor under the above-defined Lease, that Cerulean Pharma, Inc. (“Cerulean”) hereby exercises its option to extend the Term of the Lease pursuant to Section 33 of the Lease and the letter agreement dated May 16, 2012 between Cerulean and Rivertech as to the deadline for this notice of exercise.

The “Market Rent” for the “Extended Term” (as such terms are defined in the Lease) shall be as set forth in the attached “Lease Extension and Modification Agreement” dated June 6, 2012 (the “Extension Agreement”), which you have provided to us. We have executed two counterparts of the attached Extension Agreement and enclose them with this letter. Please have an authorized officer of Rivertech execute both counterparts and return one fully executed counterpart to us. A copy of this letter is also being sent to you via email.

We look forward to continuing our tenancy at Riverside Technology Center. Thank you.

Cerulean Pharma, Inc.

By:	/s/ Jean M. Silveri
Name:	Jean M. Silveri
Title:	SVP, General Counsel

cc:	(Via Federal Express, with Enclosures)

Christopher C. Tsouros, Esq.

Posternak Blankstein & Lund LLP

Prudential Tower

800 Boylston Street

Boston, Mass. 02199

Cerulean Pharma, Inc.

Riverside Technology Center

840 Memorial Drive

Cambridge, MA 02139

May 16, 2012

Rivertech Associates II, LLC

(Attn: Dan Garvey, CFO)

c/o The Abbey Group

575 Boylston Street

Boston, Massachusetts 02116

Re:	Lease dated September 8, 2009 between Rivertech Associates II, LLC, as Landlord, and Cerulean Pharma, Inc., as Tenant (the “Lease”)

Dear Sir:

Cerulean is writing to request the agreement of Rivertech Associates II, LLC (“Landlord”) to an extension of time for Cerulean to exercise its right to extend the Term of the Lease under Section 33 of the Lease. Section 33 currently provides that Cerulean, as Tenant, must send written notice of its exercise of the option to extend under Section 33 not later than nine (9) full months prior to the original Termination Date (as defined under the Lease). Cerulean’s Board of Directors will be meeting on June 5, 2012, which is five days later than the nine full months prior to the original Termination Date. To enable Cerulean’s Board of Directors to take action at its scheduled meeting on June 5th, we are requesting the agreement of Landlord to allow Cerulean to send its notice of exercise no later than June 6, 2012.

Kindly confirm, by signing as indicated below, that Rivertech Associates II, LLC, as Landlord, agrees to an extension of the date for exercise of the option to extend under Section 33 of the Lease to June 6, 2012 so that Cerulean Pharma, Inc., as Tenant, may send its notice of exercise of such option to extend pursuant to the Lease to Landlord no later than June 6, 2012. Thank you for your consideration.

Cerulean Pharma, Inc.

By:	/s/ Karen L. Roberts
Name:	Karen L. Roberts
Title:	SVP Finance and Administration

By its authorized signature below, Rivertech Associates II, LLC, as Landlord, agrees to extend the date for exercise of the option to extend under Section 33 of the Lease so that Cerulean Pharma, Inc., as Tenant, may send its notice of exercise of such option to extend pursuant to the Lease to Landlord no later than June 6, 2012.

Rivertech Associates II, LLC

By:	Rivertech Associates II, Inc. Its duly Authorized Manager

By:	/s/ Robert Epstein
Robert Epstein, President